PART II

OFFERING CIRCULAR

INCAPTA, INC.

1876 Horse Creek Road

Cheyenne, Wyoming 82009

Persons to contact at Company with respect to offering: Gregory Martin

Best Efforts Offering of

50,000,000 Shares of Common Stock

At a price of $1.00 Per Share

INCAPTA, INC. (“the Company”, “we”) is selling up to 50,000,000 shares of our common stock (par value $0.001), At a price of $1.00 per share pursuant to Rule 251(d)(3)(ii). Of the 50,000,000 shares being offered, all 50,000,000 are being sold by the Company and none are being sold by Selling Shareholders. The offering is being made on a self-underwritten, “best efforts” basis. The minimum number of shares required to be purchased by each investor is 300 shares.

The shares offered by the Company will be sold on our behalf by our President Gregory Martin. He will not receive any commissions or proceeds for selling the shares on our behalf.  There is uncertainty that we will be able to sell any of the 50,000,000 shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a price of $1.00 per share. In accordance with Rule 251(d)(3)(ii) of Regulation A the selling shareholder shares will be offered at a fixed price of $1.00 for the duration of the Offering. Assuming all of the 50,000,000 shares being offered by the Company are sold, the Company will receive up to $49,900,000 in gross proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

We are a development stage company. Investing in our Common Stock involves a high degree of risk, including the risk that you could lose all of your investment. Please read “Risk Factors” beginning on page 12 of this Offering Circular about the risks you should consider before investing.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$1.00	Not applicable	$1.00
Minimum Purchase	Not applicable	Not applicable	Not applicable
Total (50,000,000 shares)	$50,000,000.00	Not applicable	$50,000,000.00

As soon as practicable after this Offering Circular is qualified.

NOTICE TO INVESTORS

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $100,000.

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company. There has been no public trading market for the common stock INCAPTA, INC.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements. The company filed Form 15, which was completed on June 20, 2018 and filed on June 21, 2018.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

SUMMARY AND RISK FACTORS

In this offering circular, ’‘INCAPTA, INC’’ the “Company,’’ ’‘we,’’ ’‘us,’’ and ’‘our,’’ refer to INCAPTA, INC., unless the context otherwise requires. Unless otherwise indicated, the term ’‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ’‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as intends”, “anticipates”, “believes”, “estimates”, “projects”,  “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

The Company

INCAPTA, INC., a Wyoming corporation (“the Company”) was incorporated under the laws of the State of Wyoming on 12/28/2017. The corporation was originally formed in Nevada on 12/19/2001 and was Continued in Wyoming on 12/28/2017.

INCAPTA, INC. is currently in a developmental stage, having completed our concepts, identified target growth areas in the industry, and are now seeking funding in order to fully develop and market our services.

The registrant is intended to be an entertainment asset acquisition, media and management distribution company with a focus on audiovisual content including feature films, television programming, and web series. The company will be making and producing films in addition to entertainment acquisition and distribution. The company works with numerous actors who have collectively have well in excess of 500 completed and starred in films worldwide to their credit.

Each actor has won awards and has a history of films which perform in the U.S. and foreign markets in theaters and home video.

Thousands of hours of content are produced yearly, independently through major studios (including 20th Century Fox, Paramount, Sony Pictures, Universal, and Warner Brothers) and broadcasters (including NBC, CBS, ABC, AMC and many others around the globe). Such “independent content” does not have immediate access to existing channels of distribution.

While major studios and broadcasters are often part of much larger conglomerates and feature a high degree of vertical integration, the independent financing and production business generally looks to third party providers to assist in accessing consumers for their products. Such providers generally have neither the necessary means nor relationships to facilitate such relationships.

The registrant will seek to aggregate such “independent content” from third party producers and sell it to distributors worldwide either as an agent on their behalf or as the principal by way of acquisition. As such, the company will compete with a number of existing international sales agents.

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To date, we have completed our concepts and require funds to complete the development and marketing of our services. The company also has 12 completed screenplays and has numerous others in various stages of development. As of the date of this prospectus, the registrant has not generated any revenues in the making of films, distribution, or acquisition.

Our Offering

We have authorized capital stock consisting of 100,000,000,000 shares of common stock, $0.001 par value per share (“Common Stock”). We have 4,161,506,596 shares of Common issued and outstanding. Through this offering we will register a total of 50,000,000 shares of common stock. We may endeavor to sell all 50,000,000 shares of common stock after this registration becomes qualified. The price at which we, the company, offer these shares is set at $1.00 per share. We will receive all proceeds from the sale of our common stock.

Securities being offered by the Company	Up to 50,000,000 shares of common stock, at a price of $1.00 per share offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.
Offering price per share	At a price of $1.00 per share.

Number of shares of common stock outstanding before the offering of common stock	50,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the maximum offering	50,000,000 common shares will be issued and outstanding if all securities offered hereby are sold pending an increase in authorized shares.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for our shares. We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop, despite their being a market previously.

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Use of Proceeds	We intend to use the gross proceeds of this offering for registration expenses and start-up costs; acquisition of film rights, their distribution, marketing, and sale; making a slate of films from screenplays the company controls, as well as maintaining working capital for future endeavors.

This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 50,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our President and Director, Gregory Martin will sell the 50,00,000 shares of common stock on behalf of the company upon qualification of this Offering Statement, on a BEST EFFORTS basis.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $100,000.00

Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

●	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

●	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

●	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

●	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

●	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

●	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

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Our company will continue to be an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

●	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

●	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

Risk Factors

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Movies in general are also considered to be very high risk and you should consult your legal counsel, CPA and/or other financial advisor before investing.

An investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

1.	Risks Related to the Structure and Recent Formation of the Registrant

(a)	The registrant Has Limited Operating History. We will be dependent upon the experience and expertise of our management in sourcing and administering film rights acquisitions and other investments as well as operating the company day-to-day. There can be no assurance that we will be able to successfully implement the strategies that the registrant intends to pursue and that the registrant’s film and television rights acquisitions and other investments will be profitable or produce a reasonable return, if any. We have operated the registrant for a short period, so we have only a limited operating history upon which you can evaluate our business and prospects. You should consider our prospects in light of the risks, expenses, and difficulties encountered by companies in their earlier stage of development. Our success depends upon our ability to address those risks successfully, which includes, among other things: (i) whether we will be able to assemble and maintain the necessary resources, including financial resources that we will need to implement our business plan; (ii) whether we can continue to build and maintain a strong management team that can develop and execute our business strategy; (iii) whether we will be successful in establishing and maintaining the strategic associations necessary to implement our business strategy; and (iv) whether we will be successful in implementing our sales and marketing strategy.

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(b)	Dependence on Key Individuals. The success of the registrant will depend upon the ability of our management to develop and implement strategies that achieve the registrant’s objectives. If any key personnel, including Gregory Martin, were to become unable to participate in the management of the registrant, the consequences to the registrant could be material and adverse to the registrant’s performance. We do not have key-man life insurance policy for Mr. Martin and the loss of Mr. Martin's services could have a material adverse effect on our business, operations and financial condition. Mr. Martin has had a broad spectrum of experience in the business world, which includes numerous start-ups and other developmental companies. He has over 30 years’ experience as CEO of various companies including golf, radio and as the CEO of Mancuso Martin Productions since 2007 and the President of InCapta, Inc. since 2007. His experience in radio dates back to 1978, where he began his media career as a radio air personality. His film and television industry experience has culminated in a large Rolodex of actors and talent acquired, spanning several decades.

(c)	Industry Focus. The registrant is restricted to acquiring film and television rights, writing screenplays and producing movies, therefore, we may employ such investment, operations and marketing methods as we determine to achieve the best results in those industries. As a result of these methods, an investor may lose all of its investment in the registrant. We cannot offer any assurance as to our future financial results.

(d)	The registrant May Have Difficulties Identifying Specific Acquisition Properties for the Proceeds of this Offering. Even though to date the registrant has identified a number of attractive film and television rights acquisition candidates, which may qualify for the investment criteria and business objectives as set forth herein, there can be no assurances that these business opportunities will continue to be available when the registrant has been sufficiently capitalized to take advantage of them. Shareholders will not have an opportunity to review the registrant’s proposed acquisitions before deciding whether to invest in the registrant. No assurance can be given that the registrant will be successful in identifying or consummating economically feasible film and television rights acquisitions and other investments on a timely basis. If the registrant has not identified immediate uses of the proceeds of subscription to be made pursuant to this offering once the registrant has been sufficiently capitalized, the registrant intends to invest such proceeds in readily marketable, interest-bearing investments until appropriate investment opportunities have been identified by us. Such short-term use of capital ordinarily provides a significantly lower net return than the return the registrant seeks to achieve from its intended investment strategy.

(e)	Portfolio Concentration May Negatively Affect Profitability. Although the registrant will make best efforts to diversify its acquisitions in order to minimize risks associated with investments in the entertainment industry, the registrant may make a large purchase in a single property. While this asset concentration may increase the profits of the registrant, if any large position sustains a material loss, the registrant may lose all of its working capital and possibly be forced to cease operations.

(f)	No Public Market in Our Securities. We do not have a public market in our securities. Despite having one in the past. If our common stock has no active trading market, you may not be able to sell your common shares at all. While shares have been traded on OTC Markets, in the past with some investors acquiring them as late as September 7, 2018, there appears to be no market currently to sell securities. Our securities are not currently actively traded on any exchange. We cannot assure you that an active public market will ever develop or redevelop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

(g)	Best Efforts. The registrant is offering its common stock on a “best efforts” self-underwritten basis and there is no third-party underwriting for this offering. We can give no assurance that all or any of the common stock will be sold. Share subscriptions are irrevocable. There is no minimum offering amount and we have not engaged a broker/dealer or underwriter to sell the common shares on our behalf. As a result, we may not receive sufficient proceeds to fund planned operations or even cover the costs of the offering. If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable.

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2.	Entertainment Industry Risks May Adversely Affect the Registrant

(a)	Impact of Industry Competition.

The film and television business is highly competitive. The registrant faces substantial competition both in obtaining film and television program rights and in licensing distribution rights thereto. The registrant’s competitors include both major studios such as Warner Bros., Paramount, 20th Century Fox, Lionsgate and others, as well as well capitalized independent acquisition and sales companies such as FilmNation, Sierra / Affinity, and many others. Because we lack the name recognition and resources of our competitors, we may never generate any revenues or become profitable. While the increase in distribution outlets over the past years (including those based on Internet and/or mobile technology) is potentially beneficial, there is no guarantee that we will be able to successfully penetrate these markets. Failure to penetrate these potential distribution channels would have a material adverse impact on our results of operations. If the registrant is unable to compete efficiently, such failure could harm its business, results of operations and financial condition.

We are smaller and less diversified than many of our competitors. As an independent distributor and producer, we constantly compete with major U.S. and international studios and independent producers and distributors. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels that can provide both the means of distributing their products and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their motion picture operations. In addition, the major studios and larger independent producers and distributors have more resources with which to compete for ideas, storylines and scripts created by third parties as well as for actors, directors and other personnel required for production. The resources of the major studios and larger independent producers and distributors may also give them an advantage in acquiring other businesses or assets, including film libraries, that we might also be interested in acquiring.

Our inability to compete successfully could have a material adverse effect on our business, results of operations and financial condition.

The motion picture industry is highly competitive and at times may create an oversupply of motion pictures in the market. The number of motion pictures released by our competitors may create an oversupply of product in the market, reduce our share of box office receipts and make it more difficult for our films to succeed commercially. Oversupply may become most pronounced during peak release times, such as school holidays and national holidays, when theater attendance is expected to be highest. For this reason, and because of our more limited production and advertising budgets, generally provided by third party distributors, we typically do not release our films during peak release times, which may also reduce our potential revenues for a particular release. Moreover, we cannot guarantee that we can release all of our films when they are otherwise scheduled. In addition to production or other delays that might cause us to alter our release schedule, a change in the schedule of a major studio may force us to alter the release date of a film because we cannot always compete with a major studio’s larger promotion campaign. Any such change could adversely impact a film’s financial performance. In addition, if we cannot change our schedule after such a change by a major studio because we are too close to the release date, the major studio’s release and its typically larger promotion budget may adversely impact the financial performance of our film. The foregoing could have a material adverse effect on our business, results of operations and financial condition.

The limited supply of motion picture screens exacerbates the product oversupply problem. Currently, a substantial majority of motion picture screens in the United States are typically committed and limited to, at any one time, only ten to fifteen films distributed nationally by major studio distributors. Additionally, because of changes in the theatrical exhibition industry, including reorganizations, consolidations and the fact that major studio releases occupy more screens, the number of screens available to us when we seek to release a picture may decrease. If the number of motion picture screens decreases, box office receipts, and the correlating future revenue streams, such as from home video and pay and free television, of our motion pictures may also decrease, which could have a material adverse effect on our business, results of operations and overall financial condition.

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(b)	Variability in the Development, Production, and Distribution Process.

The process of developing, producing, and distributing films and television programs is inherently unpredictable. The registrant may not have consistent access to quality film and television acquisition opportunities from which to build its assets. Even with firm distribution contracts in place, the distribution of the registrant’s film and television programs could be subject to release schedule or programming changes and a lack of distributor focus on the marketing of any given project.

(c)	Variability in the Sequence of Film and Television Program Performance.

If several of the registrant’s rights acquisitions perform below expectations in a row, the registrant’s ability to generate future cash flow could be negatively affected, which could limit the amount of financing available to the registrant. This, in turn, would reduce the total number of films or television programs that the registrant could acquire, thereby diversifying the risk over a smaller number of projects.

(d)	Dependence on Labor Unions.

Many of the individuals who will be involved in the production of the registrant’s films will be members of a trade union. Union decisions, including the decision to strike, can greatly impact the production of a film or television program. Correspondingly, the number and quality of acquisition opportunities available to the registrant will be influenced by union decisions. The Company has taken steps to become less dependent on Union Labor through various “Right to Work States”, actors and allied professionals who are not “Union.”

(e)	Impact of Technological Change and Piracy.

Driven principally by the advent of the Internet, the film and television business is undergoing significant technological and structural changes. While this may create opportunities for the registrant, there is no guarantee that these changes will not adversely affect asset values and returns for the registrant in the future. Film piracy remains a major area of concern in the film industry, and new technologies contribute to the problem. A number of organizations are attempting to address this. Trade embargoes and restrictions have been used to encourage particular countries to institute and enforce strict copyright laws. However, these actions have produced mixed results and there is no assurance that future actions will satisfactorily resolve the matter.

(f)	Importance of Human Capital.

The registrant will rely heavily on the experience and talent of the employees and independent contractors who work for the registrant and the production companies producing the film and television programs acquired by the registrant. The efforts of these individuals will contribute significantly to the success of the registrant whereas their poor performance may adversely affect the business of the registrant. The development and marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our ability to manage any future growth effectively will require us to successfully attract, train, motivate, retain, and manage employees, particularly key marketing, sales, managerial and engineering personnel, to effectively integrate new employees into our operations and to continue to improve our operational, financial and management systems. The competition for such personnel is intense. Our failure to manage growth and changes in our business effectively and to attract and retain key personnel could limit our growth and the success of our services and business. We currently do not maintain key person life insurance policies on any of our employees.

(g)	High Level of Dependence on Distributors.

The registrant will not be able to effectively exploit its films and television programs without distribution partners. The registrant will not have complete control over how every member of its distribution network (including sub-distributors) releases and markets its films and television programs. Other projects may detract from the distributor’s ability to focus on the marketing and distribution on the registrant’s investments. The distributor may only spend what is minimally required to market and distribute them or, conversely, overspend. Collectively, these factors and decisions could have a negative effect on the amount of revenue generated by the registrant’s investments.

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(h)	Inability to Get Distributors to Accurately Account for Receipts Owed to the registrant.

The registrant will seek certain audit rights from the distributor of the registrant’s films and television programs. These rights are intended to protect the registrant’s ability to claim its share of all revenues earned through the distribution of its films and television programs. However, distributors can account for revenues in a manner that makes it difficult to conclusively audit their efforts and determine the registrant’s true share of the receipts due. The company will employ a forensic accountant and a group of professionals who have a track record of gathering facts and accounting to assist the Company in this and other areas of operation on a contract basis.

(i)	Distributor, Exhibitor and Broadcaster Collection Risk.

Local distributors, exhibitors and broadcasters will collect revenues generated by the registrant’s films and television programs. Although the registrant will maintain close relationships with its distribution partners, significant collection risk remains. Sub-distributors, exhibitors and broadcasters may delay sending payments to distributors who, in return, may delay sending payments to the registrant. Distributors, exhibitors and broadcasters also occasionally go bankrupt, preventing payments from materializing. The registrant will be subject to these risks. The company will use specific legal language to assist in films being lost to bankruptcy by Distributors, Exhibitors and/or Broadcasters.

3.	General Investment Risks May Adversely Affect the Registrant

(a)	General Economic and Market Conditions. The success of the registrant’s activities will be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of the registrant), trade barriers, currency exchange controls, and national and international political circumstances. These factors may affect the cost, returns and potential liquidity of the registrant’s rights acquisitions and other investments.

(b)	Rights Acquisitions May Fail to Perform as Expected.

In deciding whether to acquire a particular film or television project, the registrant will make certain assumptions regarding the expected future performance and marketability of such rights acquisition. If anticipated future performance and marketability does not occur as expected, the financial performance of the registrant may be adversely affected.

(c)	Failure to Achieve Profitability.

While the Company during its history has generated revenues through its history, since July 2017, the Company has generated very little revenue. We have not generated any substantial revenues from operations to date and future financial results are uncertain. We cannot assure you that the registrant can operate in a profitable manner. Even if we obtain future revenues sufficient to expand operations, increased acquisition, operating, marketing and other expenses would adversely affect liquidity of the registrant. In their opinion on our financial statements as of and for the period ended December 31, 2017, our auditors have indicated that there is substantial doubt about our ability to continue as a going concern. We forecast our future expense levels based on our operating plans and our estimates of future revenues. If our revenues grow at a slower rate than we anticipate, or if our spending levels exceed our expectations or cannot be adjusted to reflect slower revenue growth, we may not generate sufficient revenues to achieve or sustain profitability. In this case, the value of your investment could be reduced or lost. We expect to continue to incur losses for the immediate future as we build our infrastructure, continue our sales and marketing efforts, and continue development of our services. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis. Failure to achieve or maintain profitability will materially and adversely affect the market price of our common stock

(d)	Variability in Operating Results.

Our quarterly revenues will also be difficult to forecast because the markets for our proposed programs and services are evolving and our revenues in any period could be significantly affected by new product announcements and product launches by our competitors, as well as by alternative technologies. Variations in timing of sales may cause significant fluctuations in future operating results. In addition, because a significant portion of our business may be derived from orders placed for film and television programs by a limited number of large customers, the timing of such orders can also cause significant fluctuations in our operating results. Anticipated orders from customers may fail to materialize. Delivery schedules may be deferred or cancelled for several reasons, including changes in specific customer or international economic conditions. The adverse impact of a shortfall in our revenues may be magnified by our inability to adjust spending to compensate for such shortfall. Because of these factors and other factors, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors, which would likely result in a significant reduction in the market price of our stock. Period-to-period comparisons of our results of operations will not necessarily be meaningful for the foreseeable future.

(e)	Threat of Terrorism and War.

Terrorist attacks and war could affect the registrant’s performance and asset values. A change in the behavior and mindset of consumers could negatively impact industry revenues. These events are unpredictable and cannot be estimated by the registrant. Bio-Terrorism, Pandemic Flu or other widespread illnesses could also have a detrimental impact on theaters, showings and other events. The company has a business plan in place should such events cause online streaming to become necessary and DVD sales be required to be a main source of income in place of theaters.

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4.	Other Risks

(a)	Trading Limitations under “Penny Stock” regulation. We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the “Penny Stock” regulation. Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board is below $1.00 per share, the registrant's common stock will come within the definition of a “Penny Stock.” As a result, the registrant's common stock is subject to the “Penny Stock” rules and regulations and its liquidity is restricted. Broker-dealers who sell “Penny Stocks” to certain types of investors are required to comply with the Commission's regulations concerning the transfer of “Penny Stock.” These regulations require broker-dealers to: (i) Make a suitability determination prior to selling “Penny Stock” to the purchaser; (ii) Receive the purchaser's written consent to the transaction; and (iii) Provide certain written disclosures to the purchaser. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock and may affect the ability to resell the registrant's common stock.

(b)	Costs of Reporting and Other Requirements.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to complete the development of our product line or even to meet routine business obligations. If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $75,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because we have not yet completed development of our line of services, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to complete the development of our line of services or even to meet routine business obligations.

(c)	Insurance May Not Cover All Future Liabilities.

We intend to carry commercial, general liability and comprehensive insurance on our operations, including fire, liability, extended coverage, other casualty insurance and key man insurance where indicated. There may be risks that are uninsurable on terms that we believe to be economic. In addition, losses may exceed amounts on the policies.

(d)	Investing in the registrant Can Have Complicated Tax Consequences. Persons considering an investment in the registrant are strongly encouraged to consult their own tax advisors regarding the tax consequences (including any U.S. federal, state, local, and foreign taxes) of their prospective investment and the consequences of such an investment to them. This offering is being made on the explicit condition that each prospective investor will rely solely on such person’s own advisor with respect to the tax consequences of purchasing, holding and disposing of interests in the registrant.

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Dilution

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering.

The book value of our common stock as of December 31, 2017 $416,151 or $0.0001 per share. Projected book value per share is equal to our total assets, less total liabilities, divided by the number of shares of common stock outstanding. Assuming completion of the offering, there will be up to 4,171,110,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various numbers of shares sold.

Funding Level	$1,000,000	$10,000,000	$25,000,000	$50,000,000

Offering price	$1.00	$1.00	$1.00	$1.00

Number Shares Sold	1,000,000	10,000,000	25,000,000	50,000,000

Net tangible book value per common share before offering.	.0001	.0001	.0001	0.0001

Increase per common share Attributable to investors	99%	99%	99%	99%

Pro forma net tangible book value per common share after offering	$1.00	$1.00	$1.00	$1.00

Dilution to investors	99%	99%	99%	99%

Dilution as a percentage of Offering price	99%	99%	99%	99%

Based on 4,211,110,000 common shares outstanding as of August 31,2018

Since 08-31-2016, the current shareholders have paid an aggregate average price of ranging from $.86 per share on 08-31-2016 to $.0001 per common share currently in comparison to the offering price of $1.00 per common share.

The registrant may issue equity and debt securities in the future. These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant's common shares and investors in this offering.

No securities are being sold for the account of shareholders; all net proceeds of this offering will go to the company.

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PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Our common stock offered through this offering is being made by Gregory Martin, our Chairman, President, Chief Executive Officer and Director. Our Common Stock may be sold or distributed from time to time by Mr. Martin or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication at a price of $1.00 per share.

In connection with the Company’s selling efforts in the offering, Gregory Martin will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Martin is exempt from registration as he 1) is not subject to a statutory disqualification, as defined in Section 3(a)(39) of the Exchange Act; 2) will not be compensated in connection with the sale of the issuer’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and 3) is not an associated person of a registered broker-dealer. Further, Mr. Martin’s duties are limited in Frequency and Proportion: 1) he will remain with the Issuer in the capacity as Chairman, President and CEO, 2) was not an associated person of a broker-dealer in the previous 12 months, and 3) has not nor will not participate in an offering of securities by any other issuer in a 12-month period.

The Company will receive all proceeds from the sale of the 50,000,000 shares being offered. The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $100,000.00

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal number of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this Offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent, Issuer Direct, Inc promptly after a subscription is accepted and “good funds” are received in our account.

Deposit of Offering Proceeds

This is a direct primary, self-underwritten basis offering, so we are not required to sell any specific number or dollar amount of securities but will use our best efforts to sell the securities offered. We have made no arrangements to place subscription funds in an escrow, trust or similar account, which means that all funds collected for subscriptions, will be immediately available to us for use in the implementation of our business plan.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is set at $1.00. There is no assurance that we will raise the full $50,000,000 as anticipated.

The principal purpose of this Offering is to allow the Company to make acquisitions of completed motion pictures and television programs, offer financing to early stage film projects, develop their marketing strategy, and for general working capital. The Company intends to apply these proceeds substantially as set forth herein; provided, however, the Company has the complete discretion and authority to reallocate the use of proceeds.

These proceeds will be used as follows:

Funding Level:	$5,000,000	$12,500,000	$25,000,000	$50,000,000

Gross Proceeds:	$5,000,000	$12,500,000	$25,000,000	$50,000,000
Expenses:	$100,000	$100,000	$100,000	$100,000
Net Proceeds:	$4,900,000	$12,400,000	$24,900,000	$49,900,000
Use of Proceeds:

Start-Up Costs(1):	$150,000	$250,000	$500,000	$1,250,000
Marketing & Sales(2):	75,000	375,000	1,000,000	1,500,000
Film Rights/Distribution(3):	500,000	3,000,000	5,000,000	10,000,000
Working Capital(4):	250,000	1,400,000	2,800,000	$5,000,000
Net Proceeds Expended:	$975,000	$4,975,000	$9,300,000	$17,750,000

(1)	Start-Up Costs include obtaining sufficient office space of approximately 2,500 square feet; salaries to Mr. Ean Martin of $36,000 per year, an assistant for the corporate office for $36,000 and additional staff dependent upon the size and scope of operations dependent upon the amount of funds raised in the Offering.
(2)	The Company intends to engage the services of outside sales companies now employed in the business of selling films and television programming to their established clientele, until such time that the Company has built up its own customer base.
(3)	Dependent upon the amount of funds raise in this Offering, the Company will acquire films and television programming for its own library and make a small slate of films set for production in 2018 and 2019.
(4)	Funds left in the Company’s bank accounts for the purpose of the day to day operations including any potential extraordinary items or opportunities that meet the business plan in the Circular.

If the company does not sell all of the shares and therefore does not raise the full amount intended, the company will revise its use of proceeds accordingly. Management will always use its best judgment in the allocation of funds even if less than the full offering amount is received by the company. Such plans of contingency will allow the company to operate in the event a full raising of capital becomes unsuccessful.

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DESCRIPTION OF BUSINESS

The Company

INCAPTA, INC., a Wyoming corporation (“the Company”) was incorporated under the laws of the State of Wyoming on December 28, 2017.

INCAPTA, INC. is currently a developmental stage, having completed out concepts, identified target growth areas in the industry, and are now seeking funding in order to fully develop and market our services.

To date the company has not engaged in any material operations nor generated any revenue.

Business Objectives and Strategies

The registrant is seeking to create a broad portfolio of entertainment assets. The registrant believes that superior returns in the motion picture and television programs are generated by (i) the “breakout” success of individual investments, as well as, (ii) the eventual sale, possibly by way of a public offering, of a wide portfolio of assets created or acquired in pursuit of such “breakout” success. A recent example of the latter is the sale of the 700 title Miramax film library to a group of investors for US$660 million in 2010.

To maximize exit value, the registrant will focus primarily on the acquisition of completed motion pictures and television programs (so-called “library assets”) allowing the registrant to achieve a greater degree of scale. The registrant intends to also produce its own content in the future and has 12 completed screenplays and other TV shows in development.

While the possibility for “breakout” success can be optimized through detailed analysis, access to captive capital and control over investment timing, it is difficult to predict exactly when and where “lightning will strike.” The building of a valuable portfolio of commercial entertainment assets, however, can be planned to a much greater degree. New investments replenish and drive the value of any library of motion pictures and television programs.

Each new motion picture and television program bears with it an option for “breakout” success. The assets in aggregate provide the exit value as well as the financial hedge to the risks contained within the portfolio of “breakout” options financed. Proper management and planning is as important as “staying in the game.”

The registrant’s investment strategy will be developed with consideration of the following:

●	Strong reliance on continual quantitative research to drive capital allocation in an industry that often functions merely on “gut feeling.” The Principal and his team has spent the past 11 years building (i) an unparalleled database on the performance of entertainment assets, and, (ii) a process for keeping such information current in addition to talent over the last 40 years in Hollywood with combined talent of its staff and actors of over 120 years of management and acting/film experiences combined.

●	A reliance not only on data but on constant and iterative testing of investment and production decisions throughout the acquisitions, development, production and distribution process against market opinions. This will be achieved by an open, direct and continuing dialogue with leading and creditworthy distributors from territories around the world, many of whom will be business partners of the registrant.

●	A paradigm shift in the traditional distribution and financing models driven is by the decline in the direct-to-video value of entertainment assets, which has historically provided a downward hedge to “busted” theatrical films, i.e. films which did not ultimately enjoy their intended release (or level of release) in cinemas. Without this hedge, it has become more difficult and risky for independent distributors to pre-buy product. This has resulted in a downward shift in price points and a shift toward product that is hedged by television value as opposed to direct-to-video value, such as name brand “A-list”, cast-driven, action thrillers and higher budget special effects-driven films, which are expected to be a primary focus of the registrant along with a small number of lower budget films with “A List” to “C List” actors who may be considered in their latter career years but still showing strong box office and foreign video sales numbers, overall.

●	Value-driven versus cost-driven investment decisions are must. Most of the independent production industry utilizes cost to justify value as opposed to determining value so that an economically justifiable level of cost is derived. This is partly explained by the poor negotiating position of poorly capitalized producers and financiers.

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● A shift in production decisions of major studios who retreated to smaller release slates for costlier alleged “tent-pole” films with budgets approaching or even exceeding $300 million in production cost alone. This has provided a significant opening in the marketplace for a quality-oriented and well-capitalized company to operate at lower budget levels. The focus of major studios on lower volume at higher price points and the resulting decrease in competition for production resources has driven down salaries for stars and other high-profile creative talent among other costs.

● The inability of the majority of industry players to make capital allocation decisions that lead to the green light of a motion picture or television program is extensive. This results in an inability to properly plan and negotiate price points for talent, crew, equipment, services and locations which in turn results in a needless waste of capital and resources and results in inferior product. This is due to the vast majority of attention being redirected from production and creative management post-capital allocation decision to continuing search for pieces to the remaining financing under the duress of attempting to move forward with a partially funded project.

● Independent distributors value and are willing to pay a premium for certainty in terms of how and when projects are realized. In the current market, buyers seeking 10 motion pictures for their theatrical slate often have to acquire 15 – 20 to account for the fact that many announced projects never commence production (let alone commence production with the creative elements originally announced). This creates substantial frustration and potential problems for a territorial distributor who requires a steady stream of product of a certain volume. Too few motion pictures mean under-utilization of overhead and too many strains of operational and financial resources.

● “Green-light” capacity will make the registrant an attractive partner to film production facilities, local government, co-financiers and debt providers who lack such capacity. The registrant will seek to syndicate part of its investment risk to these third parties on terms attractive to it. The registrant will at all times retain ownership and control over the asset financed.

● Many U.S. distributors are seeking partners to fund marketing costs (also known as Print & Advertising Costs or P&A Costs) for third party productions required to complete their annual slate of theatrical releases. A wide domestic release has become the principal value driver and will significantly increase not only the domestic but also the worldwide value of a motion picture. The capacity to selectively finance or co-finance “P&A Costs” will give the registrant greater control over its ability to maximize value and will make it a more attractive business partner to distributors worldwide. All the major studios have lucrative foreign output deals consisting of pay and free television broadcasters which are generally kick in via a wide U.S. theatrical release (the exact scope and definition of which varies in each instance). As the studio’s production volume has declined, these studios will often make so-called “slots” available under these output agreements to qualifying motion pictures financed by third parties, such as the registrant in return for a fee.

● The relative void created by the recession-related withdrawal of significant numbers of equity funds and high net worth private individuals from the business of financing motion pictures and television programs and the crisis-related financial strain from which many industry participants have not yet recovered has created continuing opportunity both investment into new motion pictures and television programs as well as acquisition of existing library assets.

Development Financing

Development Financing includes the acquisition of underlying rights (such as motion picture and television program rights to novels, articles, life stories or foreign films suitable for remake), treatments and screenplays, payment to writers and consultants as well as payment for the budgeting, scheduling, location scouting and packaging of motion pictures and television programs for production. It will provide the registrant with (i) a significantly greater degree of control over the assets financed, and (ii) a strong competitive advantage vis-a-vis other producers and financiers that limit themselves to production and distribution risk only.

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Many of the fully-packaged films available to the independent marketplace for late-stage acquisition and financing have already been thoroughly reviewed and rejected by the major industry participants. Subsequently, fully packaged films with high commercial potential tend to be the exception rather than the rule (although the registrant will carefully consider these projects as well).

Development Financing will allow the registrant to secure ownership to higher quality material than is generally available at a later stage. Major studios as most large corporations often move slowly allowing the registrant to be highly competitive in selected situations. Twilight, The Hunger Games, Taken, Resident Evil, to name but a few, were all the result of early stage Development Financing.

This type of financing will significantly raise the profile of the registrant in the creative community and allow the registrant to build partnerships with A-list talent and high-profile directors. This will credibility and facilitate the packaging of development projects with major directors and actors during the pre-production phase – a key challenge to any independent financier.

The primary development focus of the registrant will be on (i) action and thriller product in the vein of Taken, The American, The Transporter and Hanna, and (ii) on higher budgeted visual effects driven genre films such as District 9, Underworld and Resident Evil. Both types of films are a suitable fit for a new theatrical landscape in which studios are producing fewer, ever more ambitious “tentpole” films such as the Dark Knight and the Harry Potter series. Consequently, both types are well suited to an independent financier seeking not only the “breakout” option value of individual investments but also the long-term portfolio value generated through the creation and aggregation of a large number of entertainment assets.

In all cases and throughout the development process, the registrant will seek the advice and guidance of key distributors on an iterative basis from first acquisition of intellectual property. The Principal has extensive relationships with such distributors, many of whom are clients of the Consulting registrant.

The goal will be to secure upfront and firm distribution commitments with fixed payments, so-called “minimum guarantees” or “MGs,” which are due on delivery of the motion picture or television program (see also the “Production Financing” criteria described in the next section).

The distributors’ involvement ensures a strong and current commercial perspective validated not only by internal experience and research but also by a continually changing outside marketplace. The amount of the MGs secured will validate the size of the eventual budget of the motion picture or television program.

The registrant will have full ownership and control of the intellectual property it develops. In the case of “breakout” success, the registrant will be able to reap significant rewards by way of control over sequel, spin-off and ancillary rights such as licensing and merchandising. Had Twentieth Century Fox not relented control to George Lucas over the sequel and merchandising rights to the original Star Wars which was released in 1977, the director would likely not be the multi-billionaire he finds himself today.

Given the early stage nature of Development Financing, the registrant will limit its total exposure to it at any given time to the lesser of (i) U.S. $2 million, and, (ii) 5% of the assets under management of the registrant.

The Development Financing will be repaid with a premium from the budget of a motion picture or television program on the earlier of (i) start of production, and (ii) full closing of Production Financing. In addition, it will entitle the registrant to a significant portion of the economic upside.

Prints and Advertising (P&A) Financing

P&A Financing refers to the financing of marketing costs for release of motion pictures in movie theaters. The term comes from the two major components of such marketing costs; (i) the creation of physical print copies of the film, and, (ii) advertising.

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The advent of digital print distribution has dramatically reduced the required outlay for creating and delivering copies of a motion picture to individual movie houses while the cost of advertising has significantly increased with the competition for eyeballs.

P&A Financing consists of the initial commitment (through opening weekend) as well as any follow on investment required in case of success. Additional monies are used to “chase” revenue potential from a “hit.”

The registrant will focus on commercial films suitable for wide release (i.e. on a minimum of 2000 screens) in the United States. It believes that these films have the highest probability of recouping their P&A Financing as well as generating significant additional returns. The registrant’s Production Financing strategy will focus on motion pictures meriting such wide release.

The financial crisis and the major studio’s shift in focus on ever fewer and much larger “tentpole” films has created a capital shortage for the marketing costs of independent films meriting a wide commercial release. Many independently financed producers are having difficulty obtaining P&A funding from distributors and other sources.

This trend has coincided with the shifting of commercial prospects of motion pictures in ancillary markets (such as online, DVD and television) towards films that have benefited from a wide theatrical release. So-called “busted theatricals,” i.e. films that were produced with the intention of theatrical exploitation but went straight to video instead, now have significantly less value in later distribution windows than before.

An additional advantage to distributors in accessing third-party P&A Financing is the favorable GAAP treatment of off-balance sheet funding of theatrical release costs. Under US GAAP, if the P&A is provided by the studio or distributor, it can no longer be capitalized and is required to be expensed in the current period.

As indicated above, wide theatrical release via a studio partner often triggers domestic pay and foreign television deals that can significantly increase the value of the worldwide rights of a motion picture. Given the reduced volume of production at the major studios, slots for these domestic foreign television deals are often available to third party producers if P&A costs can be financed.

Subsequently, the capacity to commit P&A Financing in selected circumstances will be strong competitive advantage for the registrant and permit it to generate better returns.

An attractive aspect of P&A financing is that it is funded on a last-in, first-out basis and is generally committed late in the life cycle of a film (after completion). The final capital allocation decision for P&A financing is generally made after completion of a motion picture. This allows the commercial prospect to be independently verified and tested by way of test screenings and focus groups. A number of third party companies such as Ipsos Worldwide Motion Picture Group provide these services.

P&A financing has a high velocity of capital as funding commences just before the theatrical release of the film and recoups from first proceeds. A senior debt “ultimates” facility can accelerate this further. Banks will finance up to 80% of major studio ultimate revenue statements provided starting two months from theatrical release. “Ultimates” are a distributor’s internal estimates of revenue potential through all distribution windows of a film.

P&A will be repaid from all receipts (net of exhibitor / movie theater share, fees to the distributor handling the marketing and physical distribution, guild residuals and any box office bonuses or other participations) generated from exploitation of the motion picture in the United States in first position together with either (i) a premium and an on-going profit participation, or (ii) an override to the distribution fee charged by the major studio or independent distributor handling the actual theatrical distribution of the film.

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Rights Acquisition

In order to supplement its investment into new motion pictures and television programs, the registrant will build out its entertainment asset value through the careful acquisition of copyright and worldwide distribution rights to so-called library titles, i.e. motion picture and television programs that have completed their first cycle of exploitation. Focus will be on titles with recognizable actors and resulting television value.

The registrant sees specific opportunity in the field of motion picture and television program library acquisition due to the fact that asset ownership in the independent film business is extremely fragmented and there is little to no liquidity for individuals looking to sell one or a few titles.

The Registrant believes that a number of films featured at the numerous worldwide film festivals make for an attractive target to acquire films that may have won awards at those festivals or which have been lost in a sea of other films vying for the spotlight to acquire 50% to 100% ownership rights in those films without the cash outlay by the company through a “revenue share program” specifically for such films which might not otherwise ever achieve notoriety or make it into any type of distribution scenario. This will include box office, DVD and online sales, respectively.

While larger libraries often sell for significant premiums to discounted cash flow, “one-off” titles or small groups of titles can be acquired for significant discounts. This is especially true in the general current economic environment as a result of the lack of liquidity in the entertainment industry specifically.

Industry Overview

The motion picture industry involves the production and distribution of feature films. Production involves the development and physical production of feature-length films. Distribution involves the domestic and international marketing and exploitation of those films in a variety of ways, including theatrical exhibition, home video sales and rentals, licensing fees from pay and broadcast television operators and revenue from ancillary markets. The major studios have leading industry positions based on the number of films that they release. The major studios are generally part of large diversified corporations with production and distribution operations and established relationships with exhibitors, creative talent and others involved in the industry. The MPAA defines the major studios as Metro-Goldwyn-Mayer Inc. (including MGM Studios, MGM Pictures, Orion and UA Films), Paramount Pictures Corporation, Sony Pictures Entertainment, Inc. (including Columbia Pictures), The Walt Disney Company (including Buena Vista, Miramax Films and Touchstone), Twentieth Century Fox Film Corp., Universal Studios and Warner Bros. (including Castle Rock Entertainment, New Line Cinema and Turner). In the past seven years, the total number of feature films released in the United States has remained relatively stable, with 471 released in 1996 compared to 473 released in 2003, according to the MPAA. In addition to distributing films developed and produced by their wholly owned studios, the major studios also distribute films of independent production companies and independent film studios.

Competition

The film and television business are highly competitive. Our competition includes major film studios, well capitalized and established independent companies, as well as the burgeoning television and online sectors. We will be competing with well-connected operations at every stage of development. We will have to compete with these companies based on the quality of our product and our strategic growth strategy that requires us to identify projects which will interest consumers and releasing those projects at the most opportune times to capitalize on the less-saturated film seasons.

Employees

The company currently has two (2) employees. We do not anticipate hiring any additional employees for the balance of the calendar year of 2018.

Principal Executive Office

The Company’s principal executive office is located at 1876 Horse Creek Road Cheyenne, Wyoming 82009

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

General

The following discussion of our financial condition and results of operations should be read in conjunction with the audited and unaudited consolidated financial statements, including notes thereto, for the periods ended December 31, 2017 10k (Audited), which is included herein along with 1st and 2nd Quarter 2018 updated results which are unaudited.

Overview

The Company was organized in Wyoming under the laws of the State of Wyoming. The Company’s headquarters are located in Cheyenne, Wyoming. The Company’s business model is to be an entertainment, film production, asset acquisition, management and distribution company with a focus on audiovisual content including feature films, television programming and web series.

Results of Operations

As an early stage operating company with its current business model, we have generated limited revenues and incurred operating expenses of which are included in the InCapta, Inc. 10 K report and the last two Quarterly reports of 2018. Our operating expenses consisted of legal and audit fees. Operating expenses will continue to increase as we pursue this offering and implement sales and marketing initiatives.

Plan of Operations

The registrant has not yet fully developed its film and television acquisition and distribution programs. It does have several completed screenplays ready and in various stages of development and others being completed monthly.

The main uncertainties or obstacles involved before planned operations can commence include raising sufficient funds to market and advertise, hire key consultants, sales staff and implementing services.

If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable.

Our current cash balance is estimated not to be sufficient to fund our current operations. Mancuso Martin Productions and Gregory Martin has verbally agreed to loan any amounts up to $100,000 needed to run operations. Any loan provided by Mancuso Martin Productions or Gregory Martin shall be binding, with an interest rate of five percent per annum and a term of one year. However, we still need raise sufficient funds to complete the development of our service line.

No other financing plans are in place. We may never obtain the necessary financing to complete product development and begin operations.

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We anticipate that in the event we are able to raise a minimum of $50,000,000.00 in the next 12 months, that we would be able to acquire film and television rights that would generate at least $8,000,000 per year in positive cash flow using the formula below. Our initial goal is to obtain films and television programming in the horror, comedy, sports and romantic genre, which generally require lower budgets to complete. Based on past performance of small independent film distributors, we have collected historic data showing an average film in the $1-2 million budget range, produces approximately $211,000 in income in the first 2 years of distribution. Our goal would be to acquire these films for $50,000 each and to allocate and additional $50,000 in distribution and marketing expenses. After recouping our expenses, we would enjoy 50% of the revenue stream for a period of 5 years, while adding the film to our library. There is no assurance that any of the films we acquire will produce any income and may result in a total loss of our investment.

Independent film makers generally do not have the budget to hire distribution firms once the film is completed. By purchasing the low budget film upon its completion, we enable the producer to benefit on the same magnitude he/she would if they had the funds to hire a sales company, pocket a $50,000 sales fee, and have their film distributed worldwide through our proprietary platform. At the same time, we add to our library and build asset value.

We anticipate that if we were able to raise $50,000,000, this formula would enable us to acquire up to 300 films in the first year. In the event we are not successful in selling all of the securities to raise $50,000,000, we would give priority to allocating capital to acquisitions, shooting and producing select films, development of our distribution platform, and to develop sales in the industry.

We anticipate producing 3 films per year with budgets of less than $2,000,000 each. We believe these films will provide sustainable revenue to allow us to continue 3 films each year based on the same capitalization. Any remaining capital would be used to fund our working capital needs which we anticipate to be no more than 15-20% of our revenue stream.

Liquidity & Cash Flow

We have received very limited revenues to date. Until we are able to raise funds to pursue our business plan and generate material revenues, our activities will be restricted.

Our current cash balance is estimated not to be sufficient to fund our current operations. Gregory Martin, our Chairman, President and Chief Executive Officer and Director has verbally agreed to loan any amounts up to $100,000 needed to run operations. Any loan provided by Mr. Martin shall be binding, with an interest rate of five percent per annum and a term of one year. However, no other financing plans are in place. We will still need to raise sufficient funds to complete the development of our service line.

Current and Future Financing Needs

Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Gregory Martin our Chairman, President, Chief Executive Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Martin, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to continue our plan of operations for the next twelve-month period, we require a minimum of $125,000 of funding from this offering.

We have accumulated net losses but under current management, financials show a marked decrease in expenses and deficits. Management recognizes the Company’s need for capital is paramount to its future success and requires obtaining the funds being raised in this Offering. Management believes that this is the primary key to achieving success. The actual amount of funds we will need to operate is subject to many factors, some of which are beyond our control.

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Going Concern

While the company has a long history since 1999, having changed names and operations but has never operated or been deemed a shell, The Company does not yet have a solid history of financial stability. The principal sources of liquidity have been the issuance of convertible debt, equity securities and prior year’s deferral of officers’ compensation. These factors raise doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue operations is dependent on the success of management’s plans, which include the operational business model described herein and the success of the Company’s current securities offering.

The Company requires the funds obtained from this offering to finance the growth of its current and expected future operations and believes its current available cash along with anticipated cash will be insufficient to meet its cash needs for the long-term future.

Off-Balance Sheet Arrangements

We do not have any unconsolidated special purpose entities and we do not have significant exposure to any off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below summarizes key full-time contributors during the startup phase of the company. All of these individuals and several more are key to the growth phase of the company.

Name	Position	Age
Gregory Martin	Chairman/CEO, Director	57
Ean Martin	Chief Operating Officer/Director	20

Gregory Martin, Chief Executive Officer

From 1999 to 2006, Mr. Martin acted as Founder, Chairman, Chief Executive Officer and Principal Advertising Officer of Triton Golf. The company, located in Reading, Pennsylvania and Cheyenne, Wyoming, was a golf firm whose primary function has been to promote and sell its line golf balls, gloves, equipment and apparel.

Under Mr. Martin's direction, the company sold golf equipment, produced in-house commercials and infomercials to drive sales and developed markets in several countries including the U.S. in the golf industry for sales of golf balls, gloves, shoes, golf clubs and apparel.

From 1996-2018, Mr. Martin’s broad spectrum experience in the business world, included developing start-ups in golf and entertainment; including forming Mancuso Martin Productions and creating 3 radio properties for Talk Radio, Oldies/Classic Hits and Christian Talk and Music Markets; that brand, Leading Edge Radio Network is operated currently as 3 internet radio networks.

From 2014 to 2018, Mr. Martin acted as sole proprietor of Leading Edge Radio Network and CEO of Mancuso Martin Productions. Mr. Martin acted as the sole officer and director and the company had no outside investors other than himself and, as such, Mr. Martin never offered nor provided any investment advice nor acted in an investment advisor capacity.

Ean Martin, Chief Operating Officer

Mr. Martin, age 20, has experience in golf and Pro-Shop management from 2015-16, and film and TV production through Mancuso Martin Entertainment from 2015 to current. Mr. Martin formed The Car Flip Guys, Inc from ground up, serving as President and CEO in April 2016. In July 2017, he joined the board of directors of InCapta, Inc. where he continues to develop TV programming, new show concepts and movies. He was made Chief Operating Officer on July 9th 2018.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Since inception, we have not paid any compensation to our officers or directors. Mr. Martin was granted 30,000,000 common shares in exchange for his services as President of the Company prior to being voted in by the former Chairman and CEO. Mr. Martin currently has a formal employment agreement in place and has agreed to act in a management capacity with the registrant for a minimum of three years with Five (5), one (1) year optional extensions.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such. The Company expects that if the proceeds of this offering are deemed to be reasonably sufficient, it will thereafter seek to provide salaries to our officers who have worked for the company without paid compensation. We do not expect to separately compensate our directors.

We do not have an employment or consulting agreement with any officers or Directors, other than Mr. Martin. The Company intends to enter into employment agreements with our Chief Operating Officer following the offering. The amount raised pursuant to this offering will weigh heavily with regards to the relative compensation offered to our officer.

The following compensation was paid to the individuals listed below.

Name	Capacities in which Compensation Was Received	Cash Compensation ($)	Share Compensation		Total Compensation($)
Gregory Martin	Chief Executive Officer and President	$-	30,000,000	(1)	$-
Ean Martin	Chief Operating Officer		250,000,000	(2)

(1)	May 24, 2017, the Company issued 30,000,000 of its authorized restricted common stock to its CEO and Director, Gregory Martin, in exchange for executive services rendered. Mr. Martin continues to provide services to the company on an accrued salary basis of $8333.33 monthly since that date and has not been paid to date. Additional compensation of $1666.67 in stock accrues monthly at 0.0001, a total of 283,333,900 shares accrued and unissued as of September 5, 2018.
(2)	On July 9, 2018 the company authorized 250,000,000 shares of its common stock to its Chief Operating Officer, Ean Martin, in exchange for executive services rendered. Mr. Martin to date has not yet been issued the stock, although it has been authorized by the company, but not yet issued by the transfer agent. The price per share is $.0001, per share, for a total of 250,000,000 shares as of September 6, 2018.

21

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name	Number of Shares	Percentage	Percentage after Offering
Officers and Directors
Gregory Martin	30,000,000	.032%	.032%
Ean Martin	250,000,000	2.59%	2.59%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Ean Martin, Chief Operating Officer of the company is the son of Gregory Martin, Chairman, President and CEO of the company.

LITIGATION

Although we may become subject to litigation or other legal proceedings from time to time in the ordinary course of our business, we are not a party to any pending legal proceedings and are not aware of any material threatened legal proceeding.

SECURITIES BEING OFFERED

We have authorized capital stock consisting of 100,000,000,000 shares of common stock, $0.001 par value per share (“Common Stock”). As of the date of our 10 K report for year ending 2017, and taking into account the Share Transactions, we have 4,161,510,000 shares of Common Stock issued and outstanding and an additional 1,500,000,000 shares authorized and unissued and disclosed in this document on Page 2.

The company is hereby offering for sale to the public, 50,000,000 shares of its common stock at an initial price of $1.00 per share with a three hundred (300) share minimum and no maximum number of shares per buyer within the limits set forth under the rules, up to the remaining amount available for sale without exceeding $50,000,000.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Dividends

The Company has never declared or paid any cash dividends on its common stock or preferred stock and currently intends to retain any future earnings to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends on its common stock in the foreseeable future.

22

FINANCIAL STATEMENTS

INCAPTA, INC.

Balance Sheet

December 31, 2017

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2017	2016

ASSETS

Current Assets:
Cash	$721	$1,497
Accounts receivable	-	7,590
Other current assets	7,000
Total current assets	7,721	9,087

Other assets:
Furniture and equipment	706	2,538
Total assets	$8,427	$11,625

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$383,119	$209,560
Accrued interest	100,001	41,683
Accrued compensation - officer	53,333	-
Due to former officer	49,024	40,320
Convertible notes payable - related party	59,599	59,599
Convertible notes payable, net of discount of $66,217 and $80,796	202,171	34,699
Loan payable	25,000	25,000
Derivative liability	458,753	1,559,428
Total current liabilities	1,331,000	1,970,289

Stockholders’ deficit
Common stock, $0.001 par value; 10,000,000,000 shares authorized, 4,161,506,596 and 111,916,194 shares issued and outstanding (1)	4,161,507	111,916
Series B common stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding	-	-
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 1 and 1 shares issued and outstanding (2)	-	-
Additional paid-in capital	132,289,715	134,459,981
Stock subscription receivable	-	(848,760)
Accumulated deficit	(137,773,795)	(135,681,801)
Total stockholders’ deficit	(1,322,573)	(1,958,664)
Total liabilities and stockholder’s deficit	$8,427	$11,625

(1)

The number of issued and outstanding shares of common stock reflects the amount immediately after a 3,000 to 1 reverse split of the Company’s common stock that was effective on April 27, 2015, and after a 19,000 to 1 reverse stock split effective on August 8, 2016.

(2)	The number of issued and outstanding shares of preferred stock reflects the amount immediately after a 4,700 to 1 reverse split of the Company’s common stock that was effective on August 8, 2016.

The accompanying notes are an integral part of these consolidated financial statements.

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INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2017	2016

Net sales	$3,347	$39,503

Costs and expenses:
General and administrative	2,541,642	22,617,059
Acquisition contingency	-	2,280,331
Total costs and expenses	2,541,642	24,897,390
Loss from operations	(2,538,295)	(24,857,887)

Other income (expense)
Interest and financing costs	(1,086,664)	(519,275)
Change in fair value of derivative liability	1,532,965	(1,211,285)
Total other income (expense)	446,301	(1,730,560)

Loss before provision for income taxes	(2,091,994)	(26,588,447)

Provision for income taxes	-	-

Net loss	(2,091,994)	(26,588,447)

Preferred stock dividend	-	95,400

Net loss attributed to common stockholders	$(2,091,994)	$(26,683,847)

Weighted average shares outstanding (1):
Basic	1,255,871,100	42,461,443
Diluted	1,255,871,100	42,461,443

Loss per share
Basic	$(0.00)	$(0.63)
Diluted	$(0.00)	$(0.63)

(1)

The number of issued and outstanding shares of common stock reflects the amount immediately after a 3,000 to 1 reverse split of the Company’s common stock that was effective on April 27, 2015, and after a 19,000 to 1 reverse stock split effective on August 8, 2016.

The accompanying notes are an integral part of these consolidated financial statements.

24

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

								Total
					Additional	Stock		Stockholders’
	Common Stock		Preferred Stock		Paid-in	Subscription	Accumulated	Equity/
	Shares (1)	Amount	Shares (2)	Amount	Capital	Receivable	Deficit	(Deficit)
Balance, December 31, 2015	3,809	$4	1	$-	$110,321,088	$-	$(109,093,354)	$1,227,738

Rounding adjustment of reverse split	7,301	8			(8)			-
Shares issued for services	103,001,001	103,001			4,677,652			4,780,653
Shares issued for acquisition contingency	1,202	1			2,280,330			2,280,331
Shares issued for debt conversions	2,317,304	2,317			88,645			90,962
Shares issued for financing costs	263	-			10,500			10,500
Shares issued for conversion of preferred stock	249	-			-			-
Shares issued for exercise of stock options	6,500,000	6,500			968,500	(975,000)		-
Cashless exercise of warrant	85,065	85			(85)			-
Fair value of stock options					15,925,010			15,925,010
Fair value of beneficial conversion feature of debt repaid/converted					188,349			188,349
Payment of stock subscription receivable						126,240		126,240

Net loss							(26,588,447)	(26,588,447)

Balance, December 31, 2016	111,916,194	111,916	1	-	134,459,981	(848,760)	(135,681,801)	(1,958,664)

Returned shares	(415,749)	(416)			416			-
Shares issued for services	45,000,000	45,000			1,905,000			1,950,000
Shares issued for debt conversions, accrued interest and fees	4,005,006,151	4,005,007			(3,680,339)			324,668
Fair value of benefical conversion feature of debt repaid/converted					453,417			453,417
Write off of stock subscription receivable					(848,760)	848,760		-

Net loss							(2,091,994)	(2,091,994)

Balance, December 31, 2017	4,161,506,596	$4,161,507	1	$-	$132,289,715	$-	$(137,773,795)	$(1,322,573)

(1)

The number of issued and outstanding shares of common stock reflects the amount immediately after a 3,000 to 1 reverse split of the Company’s common stock that was effective on April 27, 2015, and after a 19,000 to 1 reverse stock split effective on August 8, 2016.

(2)	The number of issued and outstanding shares of common stock reflects the amount immediately after a 4,700 to 1 reverse split of the Company’s common stock that was effective on August 8, 2016.

The accompanying notes are an integral part of these consolidated financial statements.

25

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2017	2016

OPERATING ACTIVITIES:
Net loss	$(2,091,994)	$(26,588,447)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,832	1,832
Common stock issued for services	1,950,000	4,780,653
Common stock issued for acquisition contingency	-	2,280,331
Financing costs	633,148	245,228
Amortization of debt discounts	383,329	206,602
Change in value of derivative liability	(1,532,965)	1,211,285
Fair value of stock options	-	15,925,010
Change in current assets and liabilities:
Accounts receivable	7,590	(7,590)
Prepaid consulting fees	-	1,384,137
Other current assets	(7,000)	-
Accounts payable	173,559	262,072
Accrued interest	70,188	29,664
Accrued compensation - officer	53,333	-
Due to officer	8,704	-
Net cash used in operating activities	(350,276)	(269,223)

FINANCING ACTIVITIES:
Proceeds from stock subscription receivable	-	126,240
Proceeds from convertible notes payable	349,500	200,627
Repayment of due to officer	-	(598)
Repayment of convertible notes payable	-	(57,339)
Net cash provided by financing activities	349,500	268,930

NET DECREASE IN CASH	(776)	(293)

CASH, BEGINNING BALANCE	1,497	1,790

CASH, ENDING BALANCE	$721	$1,497

CASH PAID FOR:
Interest	$-	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Beneficial conversion feature	$885,707	$486,216
Common stock issued for debt, accrued interest and fees	$324,668	$90,962
Debt issued for accounts payable	$-	$50,861
Penalties and fees added to convertible note	$63,241	$-
Fair value of beneficial conversion feature of debt repaid/converted	$453,417	$-
Common stock issued for financing costs	$-	$10,500

The accompanying notes are an integral part of these consolidated financial statements.

26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Incapta, Inc

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of Incapta, Inc (the “Company”) as of December 31, 2017 and 2016, the related statements of loss, stockholders’ deficit and cash flows for each of the two year period ended December 31, 2017, and the related notes (collectively, the “financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on the Company’s consolidated financial statements. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Anton & Chia, LLP

We have served as the Company’s auditor since 2015.

Newport Beach, California May 31, 2018

27

1st & 2nd Quarter 2018 Financials

released after Form 15 was filed with the SEC.

ISSUER INFORMATION AND DISCLOSURE STATEMENT Q-1 2018 OTCMKTS: INCT

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This Quarterly Report on Form 10-Q, the other reports, statements, and information that we have previously filed or that we may subsequently file with the Securities and Exchange Commission, or SEC, and/or public announcements that we have previously made or may subsequently make include, may include, incorporate by reference or may incorporate by reference certain statements that may be deemed to be “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the benefits of that act. Unless the context is otherwise, the forward-looking statements included or incorporated by reference in this Form 10-K and those reports, statements, information and announcements address activities, events or developments that InCapta, Inc (hereinafter referred to as “we,” “us,” “our,” “our Company” or “Incapta”) expects or anticipates, will or may occur in the future.

Any statements in this document about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made using words or phrases such as “may,” “should,” ” could,” “predict,” ” potential,” “believe,” ” will likely result,” ” expect,” “will continue,” ” anticipate,” ” seek,” ” estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them.

Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this document. All forward-looking statements concerning economic conditions, rates of growth, rates of income or values as may be included in this document are based on information available to us on the dates noted, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results may differ materially from those in such forward-looking statements due to fluctuations in interest rates, inflation, government regulations, economic conditions and competitive product and pricing pressures in the geographic and business areas in which we conduct operations, including our plans, objectives, expectations and intentions and other factors discussed elsewhere in this Report.

Certain risk factors could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The risks and uncertainties we currently face are not the only ones we face. New factors emerge from time to time, and it is not possible for us to predict which will arise.

There may be additional risks not presently known to us or that we currently believe are immaterial to our business. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, you may lose all or part of your investment.

Any industry and market data contained in this report are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable estimates. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. We have not independently verified market and industry data from third-party sources. In addition, consumption patterns and customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be verifiable or reliable.

Part A General Company Information

Item I The exact name of the issuer and its predecessor.

InCapta, Inc. has been the name of the issuer since inception on June, 1997.

Item II The address of the issuer’s principal executive offices.

1876 Horse Creek Rd.

Cheyenne, WY 82009

Item III The jurisdiction(s) and date of the issuer’s incorporation or organization.

The issuer was originally incorporated in Delaware on June, 1997

28

Part B Share Structure

Item IV The exact title and class of securities outstanding.

Common Stock: 100,000,000,000 authorized

Preferred Stock: 10,000,000 authorized

CUSIP: 45331T

Trading Symbol: INCT

Item V Par or stated value and description of the security.

A.	Par or Stated Value

Common Stock:               $0.0001 par value

Preferred Stock:               $0.001 par value

B.	Common or Preferred Stock

1.	For common equity, describe any dividend, voting and preemptive rights.

Each common share is entitled to one vote with no preemptive rights. The common shareholders’ rights to dividends shall be as the Issuer may deem appropriate from time to time. There are no provisions in the Issuer’s bylaws or charter that would delay, defer or prevent a change in control of the Issuer.

29

2.	For preferred stock, describe the dividend, voting, conversion and liquidation rights as well as redemption or sinking fund provisions.

The preferred shares may be issued in one or more series. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the preferred stock shall be prescribed by resolution of the board of directors.

3.	Describe any other material rights of common or preferred stockholders.

None

4.	Describe any provision in issuer’s charter or by-laws that would delay, defer or prevent a change in control of the issuer.

None

Item VI The number of shares or total amount of the securities outstanding for each class of securities authorized.

	Most Recent
Common Stock	Fiscal Quarter	Fiscal Year
(i) Period end date;	01/01/18	12/31/17
(ii) Number of shares authorized;	100,000,000,000	100,000,000,000
(iii) Number of shares outstanding;	4,161,511,000	4,161,507,000
(iv) Freely tradable shares (public float);	4,031,498,000	4,031,502,000
(v) Total number of beneficial shareholders; and	469	469
(vi) Total number of shareholders of record	469	469

	Most Recent
Preferred Stock	Fiscal Quarter	Fiscal Year
(i) Period end date;	01/01/18	12/31/17
(ii) Number of shares authorized;	10,000,000	10,000,000
(iii) Number of shares outstanding;	10,000	10,000
(iv) Freely tradable shares (public float);	0	0
(v) Total number of beneficial shareholders; and	1	1
(vi) Total number of shareholders of record	1	1

30

Part C Business Information

Item VII The name and address of the transfer agent.

Issuer Direct, Inc.

500 Perimeter Park Dr. Suite: D

Morrisville, NC 27560

Phone: +1 (919) 481-4000

Fax: +1 (919) 481-6222

Issuer Direct, Inc. is registered under the Exchange Act, and as such, is regulated by the Securities and Exchange Commission, in conjunction with FINRA.

Item VIII The nature of the issuer’s business.

A.	Business Development

1.	The form of organization of the issuer (e.g., corporation, partnership, limited liability company, etc.);

The issuer is a Wyoming corporation.

2.	The year that the issuer (or any predecessor) was organized;

The issuer was incorporated in 1997.

3.	The issuer’s fiscal year end date;

The fiscal year end is December 31.

4.	Whether the issuer (and/or any predecessor) has been in bankruptcy, receivership and any similar proceeding.

To the knowledge of present management, neither the issuer nor any predecessor has been in bankruptcy, receivership or any similar proceeding.

5.	Any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets;

None

6.	Any default of the terms of any note, loan lease, or other indebtedness or financing arrangement requiring the issuer to make payments.

None

7.	Any change of control.

The issuer experienced an initial change of control in July 2017. Current management obtained control of the issuer in July 2017.

31

8.	Any increase in 10% or more of the same class of outstanding equity securities.

None

9.	Any past, pending or anticipated stock split, stock dividend, recapitalization, merger, acquisition, spin-off, or reorganization.

None

10.	Any delisting of the issuer’s securities by any securities exchange or NASDAQ or deletion from the OTC Bulletin Board’

None.

11.	Any current, past, pending or threatened legal proceedings or administrative actions either by or against the issuer that could have a material effect on the issuer’s business, financial condition, or operations. Any current, past or pending trading suspensions by securities regulator.

None.

B.	Business of Issuer

InCapta, Inc. (formerly known as TBC Global News Network, Inc.) (“Company”) was formed in Delaware in June 1997 under the name SyCo Comics and Distribution Inc. and is the successor to a limited partnership named SyCo Comics and Distribution formed under the laws of the Commonwealth of Virginia on January 15, 1997, by Sy Robert Picon and William Spears, the co-founders and principal stockholders of the Company. On February 17, 1999, SyCo Comics and Distribution Inc. changed its name to Syconet.com, Inc. With the filing of Articles of Merger with the Nevada Secretary of State on April 12, 2002, the Company was redomiciled from Delaware to Nevada, and its number of authorized common shares was increased to 500,000,000 (see Exhibits 2.1 and 3.1).

On November 21, 2002, the Company amended its articles of incorporation changing its name to Point Group Holdings, Incorporated (see Exhibit 3.2). On March 5, 2003, the Company again amended the articles of incorporation so that (a) an increase in the authorized capital stock of the Company can be approved by the board of directors without shareholder consent; and (b) a decrease in the issued and outstanding common stock of the Company (a reverse split) can be approved by the board of directors without shareholder consent (see Exhibit 3.3). On July 11, 2003, the Company amended its articles of incorporation to increase the number of authorized common shares to 900,000,000 (see Exhibit 3.4). On January 26, 2004, the name of the Company was changed to “GameZnFlix, Inc” by the filing of amended articles of incorporation (see Exhibit 3.5).

On December 16, 2004, the Company amended the articles of incorporation to increase the authorized common stock of the Company to 2,000,000,000 shares (see Exhibit 3.6). On July 19, 2005, the articles of incorporation were further amended to increase the number of authorized common shares to 4,000,000,000 (see Exhibit 3.7), and on March 21, 2006 increased to 25,000,000,000 (see Exhibit 3.8). On September 6, 2007, a 1,000 to 1 reverse split of common stock took place. On December 31, 2007, 100,000,000 shares of Series B common stock and 10,000,000 shares of preferred stock were created by an amendment to the articles of incorporation, along with reducing the authorized common stock to 5,000,000,000 shares (see Exhibit 3.9). On April 9, 2009, a 10,000 to 1 reverse split of the Company’s common stock became effective.

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B.	Business of Issuer (Cont.)

During the period of July 2002 to September 2002, the Company acquired AmCorp Group, Inc., a Nevada Corporation, and Naturally Safe Technologies, Inc. also a Nevada corporation. In February 2005, AmCorp amended its articles of incorporation, changing its name to GameZnFlix Racing and Merchandising, Inc. AmCorp provided services to companies that desired to be listed on the OTCBB and Naturally Safe held patents on a product that assisted Christmas trees in retaining water. Both these companies have ceased operations. In September 2003, the Company acquired Veegeez.com, LLC, a California limited liability company. This company has ceased operations.

On April 30, 2009, the Company entered into an Acquisition Agreement with TBC Today, Inc., a Nevada corporation, where the Company acquired all of the outstanding common stock of TBC. Under this agreement, all 11,000,000 shares of TBC Today, Inc. common stock issued and outstanding will be acquired by the Company for 11,000,000 shares of restricted common stock of the Company. On August 14, 2009, the Company issued 11,000,000 restricted shares of common stock to the shareholders of TBC Today, Inc. in completing this acquisition. This company has ceased operations.

On May 7, 2009, the Company filed a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State (see Exhibit 3.10). This amendment changed the name of the Company to TBC Global News Network, Inc. This corporate action had previously been approved by consent of a majority of the outstanding shares of common stock of the Company.

On March 19, 2010, the Company entered into a Purchase and Sale Agreement with Sterling Yacht Sales, Inc. and it stockholders, Glenn W. McMachen, Sr., and Arlene McMachen (see Exhibit 2.2). Under the terms of this agreement, the Company agreed to acquire 100% of the issued and outstanding common stock of Sterling. In return, the Company agreed to issue restricted shares of Company common stock to Sterling’s stockholders in an aggregate amount resulting in an 82.5% ownership of the Company by those individuals.

On September 1, 2014, the Company determined that Sterling and its stockholders materially breached this agreement and therefore the agreement is null and void. Therefore, Sterling is not a subsidiary of the Company and the Company has no further obligations under this agreement.

On April 27, 2015, a 3,000 to 1 reverse split of the Company’s common stock became effective.

On September 3, 2015, the Company completed an Acquisition Agreement under which the Company acquired all of the equity interests of Stimulating Software, LLC, a Florida limited liability company formed on November 5, 2014 (“Stimulating Software”), the acquisition of all the common stock of Inner Four, Inc., a Florida corporation formed on June 19, 2007 (“Inner Four”), and all of the common and preferred stock of Play Celebrity Games, Inc., a Delaware corporation formed on June 5, 2015 (“Play Celebrity”). This acquisition was accomplished through a payment by the Company of common stock and Series A preferred stock. This Acquisition is providing assets and revenues to the Company as Inner Four has had revenues and operations from 2007 to the present (see Exhibit 2.3).

Under the Acquisition Agreement, the Company paid to John Swartz, the owner of all the outstanding shares of Inner Four and Stimulating Software, 2,575 restricted shares of Company Series A preferred stock. Mr. Swartz has entered into a consulting services agreement with the Company under which he is paid 3,307,420 restricted shares of Company common stock (see Exhibit 10.6). As the consideration for the sale of the Play Celebrity stock to the Company, the Company issued to Team AJ, LLC, a North Carolina limited liability

B.	Business of Issuer (Cont.)

company (“Team AJ”), and Chasin, LLC, a Delaware limited liability company (“Chasin”), both being the sole stockholders of Play Celebrity Games, Inc., a Delaware corporation (“Play Celebrity”) (these companies are controlled by John Acunto) an aggregate of 1,500 restricted shares of Series A preferred stock of the Company, and 27,429,000 restricted shares of the Company common stock. A portion of these shares was transferred to AF Trust Company, a Florida corporation, and Kaptiva Group, LLC, a Florida limited liability company (also both controlled by Mr. Acunto).

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Under the Acquisition Agreement, the Company has the option to purchase other companies owned by Mr. Swartz, namely Navy Duck, LLC, a Florida limited liability company, Ocean Red, LLC, a Florida limited liability company, and Purple Penguin.com, Inc., a Florida corporation. Should the Company exercise this option it will pay Mr. Swartz the sum of $1,500,000, with certain adjustments as specified in the Agreement.

As part of this Acquisition, the Company entered into a Design and License Agreement with Navy Duck, Ocean Red, and Purple Penguin.com, Inc. (see Exhibit D to Exhibit 2.3)

During the second quarter of 2016, the Company determined that acquisition in made during the prior year was a poor business model and stopped the operations of the entities.

Effective on October 21, 2015, the Company filed a Certificate of Amendment with the Nevada Secretary of State to change its name from “TBC Global News Network, Inc.” to “InCapta, Inc” (see Exhibit 3.11).

Effective on December 21, 2015, the Company filed a Certificate of Amendment with the Nevada Secretary of State to reduce the total authorized shares from 5,110,000,000 to 1,000,000,000 (see Exhibit 3.12).

On August 8, 2016, a 19,000 to 1 reverse split of the Company’s common stock became effective.

On December 21, 2017, we submitted Articles of Continuance to the State of Wyoming, which were accepted by the State of Wyoming on December 28, 2017, thereby completing a change of domicile (the “Action”) to Wyoming from Nevada by means of filing Articles of Continuance with the State of Wyoming and subsequently filing Articles of Dissolution with the State of Nevada. As part of the Action, the Company amended its Articles of Incorporation to increase its authorized capital to 25 Billion common shares and 10 Million Series A Preferred shares The Action was approved by unanimous consent of the board of directors and the written consent of the Company’s shareholder holding voting rights equal to 110% of the Company’s issued and outstanding shares.

On April 4, 2018, an amendment was adopted and filed with the Wyoming Secretary of State to increase its number of authorized common shares from 25,000,000,000 to 50,000,000,000 shares.

On May 21, 2018, an amendment was adopted and filed with the Wyoming Secretary of State to increase its number of authorized common shares from 50,000,000,000 to 100,000,000,000 shares.

1.	The issuer’s primary and secondary SIC Codes;

Primary code: 7841

Secondary code: none

2.	If the issuer has never conducted operations, is it in the development state or is currently conducting operations;

The issuer is currently conducting minimal operations.

3.	If the issuer is considered a “shell company” pursuant to SEC Rule 405 of the Securities Act of 1933;

None

4.	State the names of any parent, subsidiary, or affiliate of the Issuer, and describe its business purpose, its method of operations, its ownership, and whether it is included in the financial statements attached to this disclosure

None.

5.	The effect of existing or probable governmental regulations on the business.

The issuer does not foresee any effect on business due to governmental regulations.

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B.	Business of Issuer (Cont.)

6.	An estimate of the amount spent during each of the last two fiscal years on research and development activities, and, if applicable, the extent to which the cost of such activities are borne directly by customers.

None.

7.	Cost and effects of compliance with environmental laws (federal, state and local)

We currently are not subject to any federal, state or local environmental laws.

8.	Number of total employees and the number of full time employees.

We have two full-time employees and anticipate hiring outside contractors.

Item IX The nature of the products or services offered.

A.	Principal products or services and their markets;

The current business of the Company is a media holding company, which looks for investment opportunities in radio, television, movie production and television productions to be used on online Cloud television and radio.

Currently, the Company is involved in pre-production of two full-length movies; developing a weekly half hour television show; and producing radio talk show with LeadingEdgeRadio.com.

We have redirected our efforts toward the cloud television market and have launched two cloud television networks, World Drone Recreation Aviators (wdra.tv and wdra.club) and Leading Edge Radio Network (leadingedgeradio.tv). Each network develops its own channel(s) content and works with the Company to ensure that their viewers receive it. We continue development of our online movie channel which will feature video on demand and a 24 hour a day streaming internet TV station providing limited free content and a subscriber based business model along with potential revenue generating video on demand programming. The online news and video news bureau in association with Leading Edge Radio Network is advancing on schedule and completion is expected by year-end. Leading Edge Radio TV continues developing a venue for new and experienced radio and TV broadcasters to host their own programs via Internet TV and radio through Mancuso Martin Productions. Leading Edge Radio Network and Mancuso Martin Productions continue strategic partnership opportunities involving radio, Internet TV and movies with the Company. We have also entered into discussions with Mancuso Martin Productions for screenplay properties through its production division that include seven screenplays featuring suspense thrillers, horror, comedy, romance and sports themed movies.

We have also entered into preliminary discussions for the creation of a professional line of golf balls and golf equipment in order to facilitate long term objectives of the design of a professional line of golf balls, gloves, golf shoes and apparel which will be sold direct to consumer through a proprietary marketing program, eliminating the need for brick and mortar retailing and keeping the Company overhead low.

At the present time, the Company has one employee, who consist of the chief executive officer, and a number of consultants retained to advise the Companies on changes in our target markets.

We have minimal revenues, we have incurred losses since inception and we have relied upon loans and the sale of our securities to fund operations. Assuming funding is available, we plan to develop, produce and market properties related to our core business strategy. We may interest other companies in our properties to either participate by means of joint venture agreements in the development of our properties or to finance and establish production of movie, television and entertainment product.

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Item X The nature and extent of the issuer’s facilities.

The Company formally maintained on office at 1950 Fifth Ave, Suite 100, San Diego, California 92101. The Company does not pay any monthly rent at this time for use of an office at the address, 1876 Horse Creek Road, Cheyenne, Wyoming 82009, which is provided by its registered agent for the Company. These offices are currently adequate for the needs of the Company.

Part D Management Structure and Financial Information

Item XI The name of the chief executive officer, members of the board of directors, as well as control persons

A.	Officers and Directors

1.	Full name:

Greg Martin

Chairman

President

Chief Executive Officer

Director

2.	Business address:

1876 Horse Creek Rd.

Cheyenne, WY 82009

3.	Employment history (which must list all previous employers for the past 5 years, positions held, responsibilities and employment dates);

Mr. Martin, age 57, has a long history of forming companies from concept to completion in the golf and entertainment fields. He is a former professional golfer who served as CEO of Triton Golf from 1998 until 2006. Mr. Martin has owned and operated Mancuso Martin Entertainment since January 2007, along with Hollywood actor, Nick Mancuso. From that time to the present, he has also owned and operated Leading Edge Radio Network, which operates three radio networks starting in 2014 (including the formats for all talk, oldies classic hits, and Christian hits from the 1970’s to 1990’s).

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4.	Full name:

Ean Martin

Director

5.	Business address:

1876 Horse Creek Rd.

Cheyenne, WY 82009

6.	Employment history (which must list all previous employers for the past 5 years, positions held, responsibilities and employment dates);

Mr. Martin, age 20, has experience in golf and Pro-Shop management from 2013, as well as film and TV production through Mancuso Martin Entertainment from 2015 to current. Mr. Martin has experience of forming a company from ground up and serving as President and CEO of, The Car Flip Guys LLC., founded in April 2016.

B.	Legal/Disciplinary History

Please also identify whether any of the foregoing persons have, in the last five years, been the subject of:

1.	A convictions in a criminal proceeding or named as defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None

2.	The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None

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3.	A finding or judgment by a court of competent jurisdiction (in a civil action), the SEC, the CFTC, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None

4.	The entry of an order by a self-regulatory organization that permanently or temporarily barred suspended or otherwise limited such person’s involvement in any type of business or securities activities.

None

C.	Disclosure of Family Relationships

Describe any relationships existing among and between the issuer’s officers, directors and shareholders.

Ean Martin, son of Gregory Martin, Chairman/CEO/President of InCapta, Inc.

D.	Disclosure of Related Party Transactions

Describe any transaction during the issuer’s last two full fiscal years and the current fiscal year or any currently proposed transaction, involving the issuer, in which (i) the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years and (ii) any related person had or will have a direct or indirect material interest.

None

E.	Disclosure of Conflicts of Interest

Describe any conflicts of interest. Describe the circumstances, parties involved and mitigating factors for any executive officer or director with competing professional or personal interests.

None

Item XII Financial information for the issuer’s most recent fiscal period.

The following financials are included:

Balance Sheets ending March 31, 2018 show assets of $29,786 (Unaudited)

Current Liabilities ending March 31, 2018 show accrued expenses of $49,112 (Includes general and administrative expenses with the majority being deferred) (Unaudited)

Statement of Cash Flow ending March 31, 2018 shows revenue of $200.00 (Unaudited)

The Company refocused its  business plans toward reducing general and administrative expenses.

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Item XIII Similar financial information for the previous fiscal year.

Balance Sheets ending December 31, 2017 show assets of $8,427 (Unaudited)

Current Liabilities ending December 31, 2017 show accrued expenses of $2,541,642 (Unaudited)

Statement of Cash Flow ending December 31, 2017 shows revenue of $3,347 (Unaudited)

The financial statements of fiscal year ending December 31, 2017 can be found at the SEC website

Item XIV Beneficial Owners.

Provide a list of the name, address and shareholders of all persons beneficially owning more than five percent (5%) of any class of the issuer’s equity securities.

None

Item XV The name, address, telephone number and email address of each of the following outside providers that advise the issuer on matters relating to the operations, business development and disclosure.

1.	Investment Banker

None

2.	Promoters

None

3.	Counsel

M. Stephen Roberts,

Attorney at Law

6513 Perkins Rd,

Baton Rouge, LA 70808

Tel: (225) 389-8300

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4.	Accountant or Auditor

The issuer prepares its financial information internally from its bookkeeping data and other information with accounting assistance of:

Contracts accounting and auditing services when required.

The outside accountant provides no audit or review services.

5.	Public Relations Consultant(s)

None

6.	Investor relations Consultant

None

7.	Any other advisor(s) that assisted, advised, prepared or provided information with respect to this disclosure statement

None

Item XVI Management’s Discussion and Analysis or Plan Operation.

A.	Plan of Operation

1.	Describe the issuer’s plan of operation for the next twelve months:

i.	a discussion of how long the issuer can satisfy its cash requirements and whether it will have to raise additional funds in the next twelve months;

We expect it will be necessary to raise $50,000 in the next twelve months, which will satisfy our future cash requirements

The issuer may experience problems; delays, expenses and difficulties sometimes encountered by an enterprise in the registrant’s stage, many of which are beyond the issuer’s control. These include, but are not limited to, unanticipated problems relating to additional costs and expenses that may exceed current estimates and competition.

ii.	a summary of any product research and development that the issuer will perform for the term of the plan;

It is anticipated in 2018 that the Company will have expenditures for golf ball design and golf shaft technologies which will be capitalized through a Reg. A.

iii.	any expected purchase or sale of plant and significant equipment; None

iv.	any expected significant changes in the number of employees;

Expected hiring of Chief Operating Officer.

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B.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following management’s discussion and analysis of financial condition and results of operations is based upon, and should be read in conjunction with, our unaudited financial statements and related notes included elsewhere in this Form 10Q, which have been prepared in accordance with accounting principles generally accepted in the United States. Forward Looking Statements Information in this Form 10Q contains “forward looking statements” within the meaning of Rule 17 5 of the Securities Act of 1933, as amended, and Rule 3b-6 of the Securities Act of 1934, as amended, when used in this Form 10Q, the words “expects,” “anticipates,” “believes,” “plans,” and similar expressions are intended to identify forward-looking statements.

These are statements that relate to future periods and include, but are not limited to, the statements regarding the adequacy of cash, expectations regarding net losses and cash flow, statements regarding growth, the need for future financing, dependence on personnel, and operating expenses.

Forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, those discussed below. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Overview

We continue the development of our online movie channel, a 24 hour a day streaming internet TV station, and the further development of our online news and video news bureau in association with Leading Edge Radio Network and Mancuso Martin Productions.

Discussions with Mancuso Martin Productions on a comedy screenplay in development are on schedule as previously reported and the potential acquisition of seven additional screenplays as previously disclosed remains viable and ongoing.

We continue to develop revenue share agreements and strategic partnership opportunities with radio, TV, movie and entertainment companies. In October 2017, we launched XVIINews.com which features news and various video updates featuring Susan Knowles, formerly of the Blaze.

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On May 26, 2017, we entered into the Revenue Share Agreement with The Car Flip Guys pursuant to which we received an interest in a weekly internet television show, “The Car Flip Guys” which focuses on how two young guys started and developed their own company with our assistance. Additionally, The Car Flip Guys restoration of a 1971 Ford Mustang is on time and expected to preview the automobile for sale at auction or privately. Previously, we had reported an expectation of a sale at auction or privately but, due to additional work being required on the vehicle and an unanticipated wait for parts, we now believe we will report income in the fourth quarter of 2018 from the proposed sale, although we cannot guarantee such potential sale.

Preliminary discussions continue regarding the acquisition of a golf ball and equipment company which is scheduled to debut in 2018. The golf company plans to feature two professional lines of golf balls for amateurs and professionals, golf gloves, golf clubs, golf shoes, apparel and accessories. Although, if the acquisition is completed, we do not have plans to establish a brick and mortar operation, we believe that U.S. and worldwide golf courses, off course pro-shops and various retailers would be interested in picking up the brand, due in part to the science of the golf balls, performance, golf shafts and other components. Additionally, we believe that certain designers who we expect to be involved with us and our unique marketing plan will set us apart from its competitors.

Our current CEO is also an experienced former professional golfer with numerous contacts from the various tours including the PGA, web.com, Champions Tour, and LPGA Tours, respectively.

C.	Off-Balance Sheet Arrangements

The issuer does not have any off-balance sheet arrangements.

D.	Use of Estimates

The preparation of financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate these estimates, including those related to revenue recognition and concentration of credit risk.

We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Actual results may differ from these estimates under different assumptions or conditions.

Part E Issuance History

Item XVII List of securities offerings and shares issued for services in the past two years.

During the year ended December 31, 2017, the issuer did not make any formal private or public offerings of its securities.

Part F Exhibits

Item XVIII Material Contracts

A.	Every material contract, not made in the ordinary course of business that will be performed after the disclosure document is posted through the OTC Disclosure and News Service or was entered into not more than two years before such posting.

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1.	Any contract to which directors, officer, promoters, voting trustees, security holders named in the disclosure document, or the Designated Advisor for Disclosure are parties other than contracts involving only the purchase or sale of current assets having a determinable market price, at such market price;

None

2.	Any contract upon which the Company’s business is substantially dependent, including but not limited to contracts with principal customers, principal suppliers, and franchise agreements;

None

3.	Any contract for the purchase or sale of any property, plant or equipment for consideration exceeding 15 percent of such assets of the issue;

There are no existing or pending contracts for the purchase or sale of any property, plant or equipment exceeding 15% of the company’s assets

4.	Any material lease under which a part of the property described in the disclosure document is held by the company.

Not applicable

B.	Any management contract or any compensatory plan, contract or arrangement, including but not limited to plans relating to options, warrants or rights, pension, retirement or deferred compensation or bonus, incentive or profit sharing (or if not set forth in any formal document, a written description thereof) in which any director or any executive officer of the issuer participates shall be deemed material and shall be included; and any other management contract or any other compensatory plan, contract, or arrangement in which any other executive officer of the issuer participates shall be filed unless immaterial in amount or significance.

Not applicable

Item XIX Articles of Incorporation and Bylaws

Articles of Incorporation and amendments By-laws

Item XX Purchases of Equity Securities by the Issuer and Affiliated Purchasers

Not applicable

Item XXI Issuer’s Certification

I, Gregory Martin certify that:

1. I have reviewed this Disclosure Statement of InCapta, Inc.

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2.	Based on my knowledge, this disclosure statement does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered this disclosure statement; and

3.	Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for the periods presented in this disclosure statement

Dated this 24th day of July 2018

InCapta, Inc.

By:	/s/ Gregory Martin

Name:	Gregory Martin
Position:	Chairman/President/CEO
Phone:	682-229-7476
E-mail	president@incapta.tv
Web-Page	www.incapta.com

2nd Quarter Financials

See Q-2 Financials on the following page

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ISSUER INFORMATION AND DISCLOSURE STATEMENT Q-2 OTCMKTS: INCT

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This Quarterly Report on Form 10-Q, the other reports, statements, and information that we have previously filed or that we may subsequently file with the Securities and Exchange Commission, or SEC, and/or public announcements that we have previously made or may subsequently make include, may include, incorporate by reference or may incorporate by reference certain statements that may be deemed to be “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the benefits of that act. Unless the context is otherwise, the forward-looking statements included or incorporated by reference in this Form 10-K and those reports, statements, information and announcements address activities, events or developments that InCapta, Inc (hereinafter referred to as “we,” “us,” “our,” “our Company” or “Incapta”) expects or anticipates, will or may occur in the future.

Any statements in this document about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made using words or phrases such as “may,” “should,” ” could,” “predict,” ” potential,” “believe,” ” will likely result,” ” expect,” “will continue,” ” anticipate,” ” seek,” ” estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them.

Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this document. All forward-looking statements concerning economic conditions, rates of growth, rates of income or values as may be included in this document are based on information available to us on the dates noted, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results may differ materially from those in such forward-looking statements due to fluctuations in interest rates, inflation, government regulations, economic conditions and competitive product and pricing pressures in the geographic and business areas in which we conduct operations, including our plans, objectives, expectations and intentions and other factors discussed elsewhere in this Report.

Certain risk factors could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The risks and uncertainties we currently face are not the only ones we face. New factors emerge from time to time, and it is not possible for us to predict which will arise.

There may be additional risks not presently known to us or that we currently believe are immaterial to our business. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, you may lose all or part of your investment.

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Any industry and market data contained in this report are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable estimates. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. We have not independently verified market and industry data from third-party sources. In addition, consumption patterns and customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be verifiable or reliable.

Part A General Company Information

Item I The exact name of the issuer and its predecessor.

InCapta, Inc. has been the name of the issuer since inception on June, 1997.

Item II The address of the issuer’s principal executive offices.

1876 Horse Creek Rd.

Cheyenne, WY 82009

Item III The jurisdiction(s) and date of the issuer’s incorporation or organization.

The issuer was originally incorporated in Delaware on June, 1997

Part B Share Structure

Item IV The exact title and class of securities outstanding.

Common Stock: 100,000,000,000 authorized

Preferred Stock: 10,000,000 authorized

CUSIP: 45331T

Trading Symbol: INCT

Item V Par or stated value and description of the security.

A.	Par or Stated Value

Common Stock: $0.0001 par value

Preferred Stock: $0.001 par value

B.	Common or Preferred Stock

1.	For common equity, describe any dividend, voting and preemptive rights.

Each common share is entitled to one vote with no preemptive rights. The common shareholders’ rights to dividends shall be as the Issuer may deem appropriate from time to time. There are no provisions in the Issuer’s bylaws or charter that would delay, defer or prevent a change in control of the Issuer.

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2.	For preferred stock, describe the dividend, voting, conversion and liquidation rights as well as redemption or sinking fund provisions.

The preferred shares may be issued in one or more series. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the preferred stock shall be prescribed by resolution of the board of directors.

3.	Describe any other material rights of common or preferred stockholders.

None

4.	Describe any provision in issuer’s charter or by-laws that would delay, defer or prevent a change in control of the issuer.

None

Item VI The number of shares or total amount of the securities outstanding for each class of securities authorized.

Common Stock	Most Recent Fiscal Quarter	Previous Fiscal Quarter
(i) Period end date;	04/01/18	3/31/18
(ii) Number of shares authorized;	100,000,000,000	100,000,000,000
(iii) Number of shares outstanding;	4,161,511,000	4,161,511,000
(iv) Freely tradable shares (public float);	4,031,498,000	4,031,498,000
(v) Total number of beneficial shareholders; and	469	469
(vi) Total number of shareholders of record	469	469

Preferred Stock	Most Recent Fiscal Quarter	Previous Fiscal Quarter
(i) Period end date;	04/01/18	3/31/18
(ii) Number of shares authorized;	10,000,000	10,000,000
(iii) Number of shares outstanding;	10,000	10,000
(iv) Freely tradable shares (public float);	0	0
(v) Total number of beneficial shareholders; and	1	1
(vi) Total number of shareholders of record	1	1

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Part C Business Information

Item VII The name and address of the transfer agent.

Issuer Direct, Inc.

500 Perimeter Park Dr. Suite: D

Morrisville, NC 27560

Phone: +1 (919) 481-4000

Fax: +1 (919) 481-6222

Issuer Direct, Inc. is registered under the Exchange Act, and as such, is regulated by the Securities and Exchange Commission, in conjunction with FINRA.

Item VIII The nature of the issuer’s business.

A. Business Development

1.	The form of organization of the issuer (e.g., corporation, partnership, limited liability company, etc.);

The issuer is a Wyoming corporation.

2.	The year that the issuer (or any predecessor) was organized;

The issuer was incorporated in 1997.

3.	The issuer’s fiscal year end date;

The fiscal year end is December 31.

4.	Whether the issuer (and/or any predecessor) has been in bankruptcy, receivership and any similar proceeding.

To the knowledge of present management, neither the issuer nor any predecessor has been in bankruptcy, receivership or any similar proceeding.

5.	Any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets;

None

6.	Any default of the terms of any note, loan lease, or other indebtedness or financing arrangement requiring the issuer to make payments.

None

7.	Any change of control.

The issuer experienced an initial change of control in July 2017. Current management obtained control of the issuer in July 2017.

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8.	Any increase in 10% or more of the same class of outstanding equity securities.

None

9.	Any past, pending or anticipated stock split, stock dividend, recapitalization, merger, acquisition, spin-off, or reorganization.

None

10.	Any delisting of the issuer’s securities by any securities exchange or NASDAQ or deletion from the OTC Bulletin Board’

None.

11.	Any current, past, pending or threatened legal proceedings or administrative actions either by or against the issuer that could have a material effect on the issuer’s business, financial condition, or operations. Any current, past or pending trading suspensions by securities regulator.

None.

B. Business of Issuer

InCapta, Inc. (formerly known as TBC Global News Network, Inc.) (“Company”) was formed in Delaware in June 1997 under the name SyCo Comics and Distribution Inc. and is the successor to a limited partnership named SyCo Comics and Distribution formed under the laws of the Commonwealth of Virginia on January 15, 1997, by Sy Robert Picon and William Spears, the co-founders and principal stockholders of the Company. On February 17, 1999, SyCo Comics and Distribution Inc. changed its name to Syconet.com, Inc. With the filing of Articles of Merger with the Nevada Secretary of State on April 12, 2002, the Company was redomiciled from Delaware to Nevada, and its number of authorized common shares was increased to 500,000,000 (see Exhibits 2.1 and 3.1).

On November 21, 2002, the Company amended its articles of incorporation changing its name to Point Group Holdings, Incorporated (see Exhibit 3.2). On March 5, 2003, the Company again amended the articles of incorporation so that (a) an increase in the authorized capital stock of the Company can be approved by the board of directors without shareholder consent; and (b) a decrease in the issued and outstanding common stock of the Company (a reverse split) can be approved by the board of directors without shareholder consent (see Exhibit 3.3). On July 11, 2003, the Company amended its articles of incorporation to increase the number of authorized common shares to 900,000,000 (see Exhibit 3.4). On January 26, 2004, the name of the Company was changed to “GameZnFlix, Inc” by the filing of amended articles of incorporation (see Exhibit 3.5).

On December 16, 2004, the Company amended the articles of incorporation to increase the authorized common stock of the Company to 2,000,000,000 shares (see Exhibit 3.6). On July 19, 2005, the articles of incorporation were further amended to increase the number of authorized common shares to 4,000,000,000 (see Exhibit 3.7), and on March 21, 2006 increased to 25,000,000,000 (see Exhibit 3.8). On September 6, 2007, a 1,000 to 1 reverse split of common stock took place. On December 31, 2007, 100,000,000 shares of Series B common stock and 10,000,000 shares of preferred stock were created by an amendment to the articles of incorporation, along with reducing the authorized common stock to 5,000,000,000 shares (see Exhibit 3.9). On April 9, 2009, a 10,000 to 1 reverse split of the Company’s common stock became effective.

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B. Business of Issuer (Cont.)

During the period of July 2002 to September 2002, the Company acquired AmCorp Group, Inc., a Nevada Corporation, and Naturally Safe Technologies, Inc. also a Nevada corporation. In February 2005, AmCorp amended its articles of incorporation, changing its name to GameZnFlix Racing and Merchandising, Inc. AmCorp provided services to companies that desired to be listed on the OTCBB and Naturally Safe held patents on a product that assisted Christmas trees in retaining water. Both these companies have ceased operations. In September 2003, the Company acquired Veegeez.com, LLC, a California limited liability company. This company has ceased operations.

On April 30, 2009, the Company entered into an Acquisition Agreement with TBC Today, Inc., a Nevada corporation, where the Company acquired all of the outstanding common stock of TBC. Under this agreement, all 11,000,000 shares of TBC Today, Inc. common stock issued and outstanding will be acquired by the Company for 11,000,000 shares of restricted common stock of the Company. On August 14, 2009, the Company issued 11,000,000 restricted shares of common stock to the shareholders of TBC Today, Inc. in completing this acquisition. This company has ceased operations.

On May 7, 2009, the Company filed a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State (see Exhibit 3.10). This amendment changed the name of the Company to TBC Global News Network, Inc. This corporate action had previously been approved by consent of a majority of the outstanding shares of common stock of the Company.

On March 19, 2010, the Company entered into a Purchase and Sale Agreement with Sterling Yacht Sales, Inc. and it stockholders, Glenn W. McMachen, Sr., and Arlene McMachen (see Exhibit 2.2). Under the terms of this agreement, the Company agreed to acquire 100% of the issued and outstanding common stock of Sterling. In return, the Company agreed to issue restricted shares of Company common stock to Sterling’s stockholders in an aggregate amount resulting in an 82.5% ownership of the Company by those individuals.

On September 1, 2014, the Company determined that Sterling and its stockholders materially breached this agreement and therefore the agreement is null and void. Therefore, Sterling is not a subsidiary of the Company and the Company has no further obligations under this agreement.

On April 27, 2015, a 3,000 to 1 reverse split of the Company’s common stock became effective.

On September 3, 2015, the Company completed an Acquisition Agreement under which the Company acquired all of the equity interests of Stimulating Software, LLC, a Florida limited liability company formed on November 5, 2014 (“Stimulating Software”), the acquisition of all the common stock of Inner Four, Inc., a Florida corporation formed on June 19, 2007 (“Inner Four”), and all of the common and preferred stock of Play Celebrity Games, Inc., a Delaware corporation formed on June 5, 2015 (“Play Celebrity”). This acquisition was accomplished through a payment by the Company of common stock and Series A preferred stock. This Acquisition is providing assets and revenues to the Company as Inner Four has had revenues and operations from 2007 to the present (see Exhibit 2.3).

Under the Acquisition Agreement, the Company paid to John Swartz, the owner of all the outstanding shares of Inner Four and Stimulating Software, 2,575 restricted shares of Company Series A preferred stock. Mr. Swartz has entered into a consulting services agreement with the Company under which he is paid 3,307,420 restricted shares of Company common stock (see Exhibit 10.6). As the consideration for the sale of the Play Celebrity stock to the Company, the Company issued to Team AJ, LLC, a North Carolina limited liability

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B. Business of Issuer (Cont.)

company (“Team AJ”), and Chasin, LLC, a Delaware limited liability company (“Chasin”), both being the sole stockholders of Play Celebrity Games, Inc., a Delaware corporation (“Play Celebrity”) (these companies are controlled by John Acunto) an aggregate of 1,500 restricted shares of Series A preferred stock of the Company, and 27,429,000 restricted shares of the Company common stock. A portion of these shares was transferred to AF Trust Company, a Florida corporation, and Kaptiva Group, LLC, a Florida limited liability company (also both controlled by Mr. Acunto).

Under the Acquisition Agreement, the Company has the option to purchase other companies owned by Mr. Swartz, namely Navy Duck, LLC, a Florida limited liability company, Ocean Red, LLC, a Florida limited liability company, and Purple Penguin.com, Inc., a Florida corporation. Should the Company exercise this option it will pay Mr. Swartz the sum of $1,500,000, with certain adjustments as specified in the Agreement.

As part of this Acquisition, the Company entered into a Design and License Agreement with Navy Duck, Ocean Red, and Purple Penguin.com, Inc. (see Exhibit D to Exhibit 2.3)

During the second quarter of 2016, the Company determined that acquisition in made during the prior year was a poor business model and stopped the operations of the entities.

Effective on October 21, 2015, the Company filed a Certificate of Amendment with the Nevada Secretary of State to change its name from “TBC Global News Network, Inc.” to “InCapta, Inc” (see Exhibit 3.11).

Effective on December 21, 2015, the Company filed a Certificate of Amendment with the Nevada Secretary of State to reduce the total authorized shares from 5,110,000,000 to 1,000,000,000 (see Exhibit 3.12).

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On August 8, 2016, a 19,000 to 1 reverse split of the Company’s common stock became effective.

On December 21, 2017, we submitted Articles of Continuance to the State of Wyoming, which were accepted by the State of Wyoming on December 28, 2017, thereby completing a change of domicile (the “Action”) to Wyoming from Nevada by means of filing Articles of Continuance with the State of Wyoming and subsequently filing Articles of Dissolution with the State of Nevada. As part of the Action, the Company amended its Articles of Incorporation to increase its authorized capital to 25 Billion common shares and 10 Million Series A, Preferred shares. The Action was approved by unanimous consent of the board of directors and the written consent of the Company’s shareholder holding voting rights equal to 110% of the Company’s issued and outstanding shares.

On April 4, 2018, an amendment was adopted and filed with the Wyoming Secretary of State to increase its number of authorized common shares from 25,000,000,000 to 50,000,000,000 shares.

On May 21, 2018, an amendment was adopted and filed with the Wyoming Secretary of State to increase its number of authorized common shares from 50,000,000,000 to 100,000,000,000 shares.

1.	The issuer’s primary and secondary SIC Codes;

Primary code: 7841

Secondary code: none

2.	If the issuer has never conducted operations, is it in the development state or is currently conducting operations;

The issuer is currently conducting minimal operations.

3.	If the issuer is considered a “shell company” pursuant to SEC Rule 405 of the Securities Act of 1933;

None

4.	State the names of any parent, subsidiary, or affiliate of the Issuer, and describe its business purpose, its method of operations, its ownership, and whether it is included in the financial statements attached to this disclosure

None.

5.	The effect of existing or probable governmental regulations on the business.

The issuer does not foresee any effect on business due to governmental regulations.

6.	An estimate of the amount spent during each of the last two fiscal years on research and development activities, and, if applicable, the extent to which the cost of such activities are borne directly by customers.

None.

7.	Cost and effects of compliance with environmental laws (federal, state and local)

We currently are not subject to any federal, state or local environmental laws.

8.	Number of total employees and the number of full time employees.

We have two full-time employees and anticipate hiring outside contractors.

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Item IX The nature of the products or services offered.

C.	Principal products or services and their markets;

The current business of the Company is a media holding company, which looks for investment opportunities in radio, television, movie production and television productions to be used on online Cloud television and radio.

Currently, the Company is involved in pre-production of two full-length movies; developing a weekly half hour television show; and producing radio talk show with LeadingEdgeRadio.com.

We have redirected our efforts toward the cloud television market and have launched two cloud television networks, World Drone Recreation Aviators (wdra.tv and wdra.club) and Leading Edge Radio Network (leadingedgeradio.tv). Each network develops its own channel(s) content and works with the Company to ensure that their viewers receive it. We continue development of our online movie channel which will feature video on demand and a 24 hour a day streaming internet TV station providing limited free content and a subscriber based business model along with potential revenue generating video on demand programming. The online news and video news bureau in association with Leading Edge Radio Network is advancing on schedule and completion is expected by year-end. Leading Edge Radio TV continues developing a venue for new and experienced radio and TV broadcasters to host their own programs via Internet TV and radio through Mancuso Martin Productions. Leading Edge Radio Network and Mancuso Martin Productions continue strategic partnership opportunities involving radio, Internet TV and movies with the Company. We have also entered into discussions with Mancuso Martin Productions for screenplay properties through its production division that include seven screenplays featuring suspense thrillers, horror, comedy, romance and sports themed movies.

We have also entered into preliminary discussions for the creation of a professional line of golf balls and golf equipment in order to facilitate long term objectives of the design of a professional line of golf balls, gloves, golf shoes and apparel which will be sold direct to consumer through a proprietary marketing program, eliminating the need for brick and mortar retailing and keeping the Company overhead low.

At the present time, the Company has one employee, who consist of the chief executive officer, and a number of consultants retained to advise the Companies on changes in our target markets.

We have minimal revenues, we have incurred losses since inception and we have relied upon loans and the sale of our securities to fund operations. Assuming funding is available, we plan to develop, produce and market properties related to our core business strategy. We may interest other companies in our properties to either participate by means of joint venture agreements in the development of our properties or to finance and establish production of movie, television and entertainment product .

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Item X The nature and extent of the issuer’s facilities.

The Company formerly maintained on office at 1950 Fifth Ave, Suite 100, San Diego, California 92101. The Company does not pay any monthly rent at this time for use of an office at the address, 1876 Horse Creek Road, Cheyenne, Wyoming 82009, which is provided by its registered agent for the Company. These offices are currently adequate for the needs of the Company.

Part D Management Structure and Financial Information

Item XI The name of the chief executive officer, members of the board of directors, as well as control persons

A. Officers and Directors

2.	Full name:

Greg Martin

Chairman

President

Chief Executive Officer

Director

2.	Business address:

1876 Horse Creek Rd.

Cheyenne, WY 82009

7.	Employment history (which must list all previous employers for the past 5 years, positions held, responsibilities and employment dates);

Mr. Martin, age 57, has a long history of forming companies from concept to completion in the golf and entertainment fields. He is a former professional golfer who served as CEO of Triton Golf from 1998 until 2006. Mr. Martin has owned and operated Mancuso Martin Entertainment since January 2007, along with Hollywood actor, Nick Mancuso. From that time to the present, he has also owned and operated Leading Edge Radio Network, which operates three radio networks starting in 2014 (including the formats for all talk, oldies classic hits, and Christian hits from the 1970’s to 1990’s).

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8.	Full name:

Ean Martin

Director

9.	Business address:

1876 Horse Creek Rd.

Cheyenne, WY 82009

10.	Employment history (which must list all previous employers for the past 5 years, positions held, responsibilities and employment dates);

Mr. Martin, age 20, has experience in golf and Pro-Shop management from 2015, as well as film and TV production through Mancuso Martin Entertainment from 2015 to current. Mr. Martin has experience of forming a company from ground up and serving as President and CEO of, The Car Flip Guys LLC., founded in April 2016.

B. Legal/Disciplinary History

Please also identify whether any of the foregoing persons have, in the last five years, been the subject of:

1.	A convictions in a criminal proceeding or named as defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None

2.	The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None

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3.	A finding or judgment by a court of competent jurisdiction (in a civil action), the SEC, the CFTC, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None

4.	The entry of an order by a self-regulatory organization that permanently or temporarily barred suspended or otherwise limited such person’s involvement in any type of business or securities activities.

None

C. Disclosure of Family Relationships

Describe any relationships existing among and between the issuer’s officers, directors and shareholders.

Ean Martin, son of Gregory Martin, Chairman/CEO/President of InCapta, Inc.

D. Disclosure of Related Party Transactions

Describe any transaction during the issuer’s last two full fiscal years and the current fiscal year or any currently proposed transaction, involving the issuer, in which (i) the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years and (ii) any related person had or will have a direct or indirect material interest.

None

E. Disclosure of Conflicts of Interest

Describe any conflicts of interest. Describe the circumstances, parties involved and mitigating factors for any executive officer or director with competing professional or personal interests.

None

Item XII Financial information for the issuer’s most recent fiscal period.

The following financials are included:

Balance Sheets ending June 30, 2018 show assets of $29,804 (Unaudited)

Current Liabilities ending June 30, 2018 show accrued expenses of $44,937 (Includes general and administrative expenses with the majority being deferred) (Unaudited)

Statement of Cash Flow ending June 30, 2018 shows revenue of $250.00 (Unaudited)

The Company refocused its business plans toward reducing general and administrative expenses.

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Item XIII Similar financial information for the previous fiscal quarter.

Balance Sheets ending March 31, 2018 show assets of $29,786 (Unaudited)

Current Liabilities ending March 31, 2018 show accrued expenses of $49,112 (Unaudited)

Statement of Cash Flow ending March 31, 2018 shows revenue of $200.00 (Unaudited)

Item XIV Beneficial owners.

Provide a list of the name, address and shareholders of all persons beneficially owning more than five percent (5%) of any class of the issuer’s equity securities.

None

Item XV The name, address, telephone number and email address of each of the following outside providers that advise the issuer on matters relating to the operations, business development and disclosure.

1.	Investment Banker

None

2.	Promoters

None

3.	Counsel

M. Stephen Roberts,

Attorney at Law

6513 Perkins Rd,

Baton Rouge, LA 70808

Tel: (225) 389-8300

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4.	Accountant or Auditor

The issuer prepares its financial information internally from its bookkeeping data and other information with accounting assistance of:

Contracts accounting and auditing services when required.

The outside accountant provides no audit or review services.

5.	Public Relations Consultant(s)

None

6.	Investor relations Consultant

None

7.	Any other advisor(s) that assisted, advised, prepared or provided information with respect to this disclosure statement

None

Item XVI Management’s Discussion and Analysis or Plan Operation.

A. Plan of Operation

1.	Describe the issuer’s plan of operation for the next twelve months:

i. a discussion of how long the issuer can satisfy its cash requirements and whether it will have to raise additional funds in the next twelve months;

We expect it will be necessary to raise $50,000 in the next twelve months, which will satisfy our future cash requirements

The issuer may experience problems; delays, expenses and difficulties sometimes encountered by an enterprise in the registrant’s stage, many of which are beyond the issuer’s control. These include, but are not limited to, unanticipated problems relating to additional costs and expenses that may exceed current estimates and competition.

ii. a summary of any product research and development that the issuer will perform for the term of the plan;

It is anticipated in 2018 that the Company will have expenditures for golf ball design and golf shaft technologies which will be capitalized through a Reg. A.

iii. any expected purchase or sale of plant and significant equipment; None

iv. any expected significant changes in the number of employees;

Expected hiring of Chief Operating Officer.

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D.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following management’s discussion and analysis of financial condition and results of operations is based upon, and should be read in conjunction with, our unaudited financial statements and related notes included elsewhere in this Form 10Q, which have been prepared in accordance with accounting principles generally accepted in the United States. Forward Looking Statements Information in this Form 10Q contains “forward looking statements” within the meaning of Rule 17 5 of the Securities Act of 1933, as amended, and Rule 3b-6 of the Securities Act of 1934, as amended, when used in this Form 10Q, the words “expects,” “anticipates,” “believes,” “plans,” and similar expressions are intended to identify forward-looking statements.

These are statements that relate to future periods and include, but are not limited to, statements regarding the adequacy of cash, expectations regarding net losses and cash flow, statements regarding growth,  the  need for future financing, dependence on personnel, and operating expenses.

Forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, those discussed below. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Overview

We are continuing the development of our online movie channel, a 24 hour a day streaming internet TV station, and the further development of our online news and video news bureau in association with Leading Edge Radio Network and Mancuso Martin Productions.

Discussions with Mancuso Martin Productions on a comedy screenplay in development are on schedule as previously reported and the potential acquisition of seven additional screenplays as previously disclosed remains viable and ongoing.

We continue to develop revenue share agreements and strategic partnership opportunities with radio, TV, movie and entertainment companies. In October 2017, we launched XVIINews.com which features news and various video updates featuring Susan Knowles, formerly of the Blaze.

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On May 26, 2017, we entered into the Revenue Share Agreement with The Car Flip Guys pursuant to which we received an interest in a weekly internet television show, “The Car Flip Guys” which focuses on how two young guys started and developed their own company with our assistance. Additionally, The Car Flip Guys restoration of a 1971 Ford Mustang is on time and expected to preview the automobile for sale at auction or privately. Previously, we had reported an expectation to report income during the third quarter of 2017 but, due to additional work being required on the vehicle and an unanticipated wait for parts, we now believe we will potentially report income in the fourth quarter from the sale of the vehicle.

Preliminary discussions continue regarding the acquisition of a golf ball and equipment company which is scheduled to debut in 2018. The golf company plans to feature two professional lines of golf balls for amateurs and professionals, golf gloves, golf clubs, golf shoes, apparel and accessories. Although, if the acquisition is completed, we do not have plans to establish a brick and mortar operation, we believe that U.S. and worldwide golf courses, off course pro-shops and various retailers would be interested in picking up the brand, due in part to the science of the golf balls, performance, golf shafts and other components. Additionally, we believe that certain designers who we expect to be involved with us and our unique marketing plan will set us apart from its competitors.

The company continues research and development on golf ball designs as well as golf shaft designs. Further testing is scheduled during the third quarter. The company has entered negotiations to assist various companies in the development of screen play properties and believes that additional films will go into development during the third and fourth quarter.

Our current CEO is also an experienced former professional golfer with numerous contacts from the various tours including the PGA, web.com, Champions Tour, and LPGA Tours, respectively.

C.	Off-Balance Sheet Arrangements

The issuer does not have any off-balance sheet arrangements.

E.	Use of Estimates

The preparation of financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate these estimates, including those related to revenue recognition and concentration of credit risk.

We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Actual results may differ from these estimates under different assumptions or conditions.

Part E Issuance History

Item XVII List of securities offerings and shares issued for services in the past two years.

During the year ended December 31, 2017, the issuer did not make any formal private or public offerings of its securities.

Part F Exhibits

Item XVIII Material Contracts

A. Every material contract, not made in the ordinary course of business that will be performed after the disclosure document is posted through the OTC Disclosure and News Service or was entered into not more than two years before such posting.

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1.	Any contract to which directors, officer, promoters, voting trustees, security holders named in the disclosure document, or the Designated Advisor for Disclosure are parties other than contracts involving only the purchase or sale of current assets having a determinable market price, at such market price;

None

2.	Any contract upon which the Company’s business is substantially dependent, including but not limited to contracts with principal customers, principal suppliers, and franchise agreements;

None

3.	Any contract for the purchase or sale of any property, plant or equipment for consideration exceeding 15 percent of such assets of the issue;

There are no existing or pending contracts for the purchase or sale of any property, plant or equipment exceeding 15% of the company’s assets

4.	Any material lease under which a part of the property described in the disclosure document is held by the company.

Not applicable

B. Any management contract or any compensatory plan, contract or arrangement, including but not limited to plans relating to options, warrants or rights, pension, retirement or deferred compensation or bonus, incentive or profit sharing (or if not set forth in any formal document, a written description thereof) in which any director or any executive officer of the issuer participates shall be deemed material and shall be included; and any other management contract or any other compensatory plan, contract, or arrangement in which any other executive officer of the issuer participates shall be filed unless immaterial in amount or significance.

Not applicable

Item XIX Articles of Incorporation and Bylaws

Articles of Incorporation and amendments By-laws

Item XX Purchases of Equity Securities by the Issuer and Affiliated Purchasers

Not applicable

Item XXI Issuer’s Certification

I, Gregory Martin certify that:

1. I have reviewed this Disclosure Statement of InCapta, Inc.

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2. Based on my knowledge, this disclosure statement does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered this disclosure statement; and

3. Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for the periods presented in this disclosure statement

Dated this 24th day of July 2018

InCapta, Inc.

By:	/s/ Gregory Martin

Name:	Gregory Martin
Position:	Chairman/President/CEO
Phone:	682-229-7476
E-mail	president@incapta.tv
Web-Page	www.incapta.com

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PART III – EXHIBITS

Pages:

Index to Attached Exhibits:

11	Auditor’s Consent – As part of 10k year end Dec. 31, 2017
2.2	Bylaws
4.1	Subscription Agreement
Signatures

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cheyenne, State of Wyoming, on September 5, 2018.

INCAPTA, INC.

By:	/s/ Gregory Martin
Its:	principal executive officer, principal financial officer, principal accounting officer, and the majority of the board members

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Gregory Martin
Its:	principal executive officer, principal financial officer, principal accounting officer, and the majority of the board members

Date: September 5, 2018

III-2